UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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KELLY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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2016 PROXY STATEMENT

Notice of 2016 Annual Meeting of

Stockholders and Proxy Statement

May 11, 2016

Kelly Services Corporate Headquaters 999 West Big Beaver Road Troy, MI 48084-4716

April 11, 2016

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, May 11, 2016, in the Auditorium located on the first floor of our headquarters building at 999 West Big Beaver Road, Troy, Michigan 48084-4716.

Matters scheduled for consideration at this Meeting are the election of Directors, an advisory vote on executive compensation, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important to us. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

TERENCE E. ADDERLEY Executive Chairman and Chairman of the Board of Directors

CARL T. CAMDEN
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 11, 2016.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•    Proxy Statement for the Annual Meeting of Stockholders

•    Annual Report to Stockholders, including Form 10-K, for the year ended January 3, 2016

To view the Proxy Statement or Annual Report visit: www.envisionreports.com/kelyb.

Please refer to the enclosed Proxy Card and Proxy Statement for information on voting options:

Internet – Scan QR Code – Telephone – Mail

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Kelly Services, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4716, on Wednesday, May 11, 2016 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect Directors as set forth in the accompanying Proxy Statement;

2.	To approve, by advisory vote, the Company’s executive compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; and

4.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS SET FORTH IN PROPOSAL 2, AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 3.

Only holders of record of the Company’s Class B common stock at the close of business on March 21, 2016 are entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

April 11, 2016	By Order of the Board of Directors

999 West Big Beaver Road	JAMES M. POLEHNA
Troy, Michigan 48084-4716	Vice President and Corporate Secretary

Elements of Compensation for Named Executive Officers	35
2016 Executive Incentive Plans – Overview of Changes	35
Process for Determining Executive Compensation	35
Role of the Compensation Committee	35
Role of the Independent Compensation Consultant	36
Role of Management	36
Comparator Data	36
Executive Officer Performance Reviews and Succession Planning	37
Compensation Programs: Decisions and Actions in 2015	38
Base Salary	38
Annual Cash Incentive	39
Long-Term Incentives	41
Performance Shares	42
Restricted Stock	44
Long-Term Incentive for 2013-2015 and 2014-2016	44
Retirement Benefits	45
Health and Welfare Benefits	45
Perquisites	45
Executive Severance Plan	46
Executive Compensation Governance	46
Stock Ownership and Retention Requirements	46
Incentive Compensation Recovery (“Clawback”) Policy	47
Hedging and Pledging of Shares	47
Tax and Accounting Implications	47
Deductibility of Executive Compensation	47
Compensation Committee Report	48
Summary Compensation Table 2015	49
Grants of Plan-Based Awards 2015	51
Outstanding Equity Awards at Fiscal Year End 2015	52
Option Exercises and Stock Vested 2015	53
Nonqualified Deferred Compensation 2015	53
Potential Payments Upon Termination 2015	54
Executive Severance Plan Elements and Values	55
Life Insurance Benefit	56
Treatment of Unvested Restricted Stock in the Event of Death or Disability	56
Treatment of LTI Equity-Based Performance Awards in the Event of Death, Disability, Normal Retirement, or Termination Without Cause	57
Treatment of LTI Cash-Based Performance Awards in the Event of Death, Disability, or Termination Without Cause	57
Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2016 Fiscal Year	58
Duties	58
Service Fees Paid to PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm	58

Audit Fees	58
Audit Related Fees	58
Tax Fees	58
All Other Fees	58
Pre-Approval Policy	58
Report of the Audit Committee	59

PROXY SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and Kelly’s 2015 Annual Report before you vote.

2016 ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 11, 2016

Time:	11:00 a.m., Eastern Daylight Time

Place:	Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716

Record Date:	March 21, 2016

Voting:	Shareholders as of the record date are entitled to vote. Each share of Class B common stock is entitled to one vote for each Director Nominee and one vote for each of the other proposals to be voted on.

Admission:	Only holders of record of the Company’s Class B common stock at the close of business on March 21, 2016 are entitled to notice of and to vote at the Meeting.

HOW TO CAST YOUR VOTE Your vote is important. Please cast your vote as early as possible. Shareholders of record, who hold shares registered in their names, can vote by:

Internet at www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device	Calling 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada on a touch tone telephone	Mail - Return the signed proxy card

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 10, 2016. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

MEETING AGENDA AND VOTING RECOMMENDATIONS
Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Proposal 1.	Election of eleven Directors	✓ FOR Each Nominee	14
Proposal 2.	Advisory vote to approve the Company’s Executive Compensation	✓ FOR	30
Proposal 3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year	✓ FOR	58

DIRECTOR NOMINEES

The following table provides summary information about each Director nominee. Each Director is elected annually by a plurality vote.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Terence E. Adderley	82	1962	Executive Chairman and Chairman of the Board of Directors, Kelly Services, Inc. (1998 – present).	No	Governance	-
Carol M. Adderley	56	2010	Writer and Researcher in the Humanities.	No	Governance (Vice Chair)	-
Carl T. Camden	61	2002	President and Chief Executive Officer, Kelly Services, Inc. (2006 – present); Director, Temp Holdings Co., Ltd. (2006 – present); Director, TopBuild (2015 – present).	No	-	2
Robert S. Cubbin	58	2014	President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 – present); Director, First Merit Corporation (2013 – present).	Yes	Audit; Compensation	1
Jane E. Dutton	63	2004	Robert L. Kahn; Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 – present).	Yes	Compensation; Governance (Chair)	-
Terrence B. Larkin	61	2010	Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 – present).	Yes	Audit; Compensation	-
Conrad L. Mallett, Jr.	62	2011	DMC Chief Administrative Officer (2011 – present); President and Chief Executive Officer, Sinai-Grace Hospital (2004 – 2011); Director, Lear Corporation (2002 – present).	Yes	Audit; Governance	1
Leslie A. Murphy	64	2008	President and CEO, Murphy Consulting, Inc. (2008 – present); Certified Public Accountant; Member of AICPA’s Governing Council (2008 – present); Director, Detroit Legal News Company (2012 – present); member of NACD Advisory Council on Risk Oversight (2012 – present).	Yes	Audit (Chair); Compensation	1
Donald R. Parfet	63	2004	Managing Director of Apjohn Group, LLC (2001 – present); General Partner of Apjohn Ventures Fund (2003 – present); Director, Rockwell Automation, Inc. (2008 – present); Director, MASCO Corporation (2012 – present); Director, Pronai Therapeutics (2015 - present).	Yes	(Lead Director); Audit; Compensation; Governance	3
Hirotoshi Takahashi	46	2015	President and CEO of Intelligence (2008 – present); Executive Vice President of Temp Holdings Co., Ltd. (2013 – present); Vice President of Japan Association of HR Services Industry (2012 – present); Director, TS Kelly Workforce Solutions Limited (2014 - present).	Yes	-	1
B. Joseph White	69	1995	President Emeritus and the James F. Towey Professor of Business and Leadership, University of Illinois (2009 – present).	Yes	Compensation (Chair); Governance	-

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Our corporate governance practices are described in greater detail in the Corporate Governance section. Highlights include:

●	annual election for all Directors
●	8 out of 11 Board members are independent
●	independent Lead Director
●	experienced, diverse Board membership
●	frequent executive sessions of independent Directors
●	average Board attendance of 96% during 2015
●	independent Audit and Compensation Committees
●	strong Board and Committee leadership in the oversight of enterprise risk
●	annual Board, Committee, and Director nominee self-evaluations
●	long-standing commitment toward sustainability
●	policy prohibiting short sales, hedging, pledging, and margin accounts
●	may engage independent advisors at their sole discretion

FINANCIAL AND OPERATING HIGHLIGHTS

EXECUTIVE COMPENSATION HIGHLIGHTS

KELLY SERVICES, INC.

999 West Big Beaver Road

Troy, Michigan 48084-4716

April 11, 2016

PROXY STATEMENT - 2016 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at its corporate offices in Troy, Michigan on May 11, 2016 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 11, 2016. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Only stockholders of record of our Class B common stock, par value $1.00 per share, at the close of business on March 21, 2016, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 21, 2016, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,437,643 shares of the Class B common stock. Class B stockholders on the record date will be entitled to one vote for each share held of record.

Pursuant to the Company’s By-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Under the Company’s Restated Certificate of Incorporation, Directors are elected by plurality vote and the eleven nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of Directors.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve each of the other proposals to be considered at the Annual Meeting. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

This solicitation of proxies is made on behalf of the Board of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Stockholder Communications

Stockholders may communicate with the Board in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Stockholder Proposals

Proposals of stockholders intended to be included in the Proxy Statement to be prepared by the Company in connection with the Company’s 2017 Annual Meeting of Stockholders must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716, no later than December 12, 2016.

Other Matters

At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of January 3, 2016, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet, QR code scan, or telephone.

By Order of the Board of Directors

JAMES M. POLEHNA
Vice President and Corporate Secretary

PROPOSAL 1 - ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, the Board of Directors is to consist of no fewer than five and no more than eleven members, the exact number of Directors to be determined from time to time by the Board. The Board has fixed the number of Directors constituting the whole Board at eleven. Directors are elected annually for one year terms.

Director Tenure

Our Board of Directors is responsible for providing stewardship and oversight of the business of the Company.

At its meeting in February 2016, our Board affirmatively determined that Directors R.S. Cubbin, J.E. Dutton, T.B. Larkin, C.L. Mallett, Jr., L.A. Murphy, D.R. Parfet, H. Takahashi, and B.J. White, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company. Each of them is a nominee for election at the Annual Meeting.

The following table illustrates the tenure of our Directors. Director tenure is distributed fairly evenly, resulting in a balanced Board that represents a broad range of perspectives.

Director Tenure

Years as Director

Director Qualifications, Background, and Diversity

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding its size and composition. The Corporate Governance and Nominating Committee annually reviews with the Board the composition of the Board as a whole and proposes nominees for election to the Board who reflect the balance of qualifications, skills, experience, and attributes that may provide the diversity of opinion and thought appropriate to fulfill the Board’s obligations of stewardship and oversight.

In evaluating Director candidates, the Corporate Governance and Nominating Committee assesses foundation qualities, takes into account special considerations, and considers descriptive characteristics in light of the current composition of the Board and the Company’s strategic objectives. Foundation qualities include: personal and professional ethics; integrity and values; reputation; a record of achievement in business, academia, or areas relevant to the Company’s activities; independence of thought and flexibility; financial acumen and an understanding of the complexities of business organizations; independence; a willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out the duties and responsibilities of the office; and an intention to serve a sufficient period of time to make a meaningful contribution to the Board and the Company. Special considerations include under-represented minorities including, but not limited to, gender, race or ethnicity; international experience; experience as a Chairman, Chief Executive Officer (“CEO”), or in a significant role at a complex, well-run company or organization; management or other relevant experience; controlling stockholder representation; experience and skill in human resource and workforce solutions; experience in a service industry; an entrepreneurial spirit; financial and accounting expertise; and/or experience as a Director of a complex, well-run private or public company or organization. Descriptive characteristics include age; gender; race; education; civic and community involvement; and professional accomplishments.

Of our 11 Director Nominees:

73% are independent	73% are current or former CEOs	45% are women or ethnically diverse	Director ages range from 46 to 82 Median age: 62

The Corporate Governance and Nominating Committee works with the Board of Directors to determine the appropriate mix of experience, qualifications, skills, and attributes that enable a Director to make significant contributions to the Company. This includes diversity in gender, ethnicity, and race as we strive to maintain a Board that is strong in its collective backgrounds, knowledge, and experience. The following table highlights the breadth of experience that each Director brings to the Company. A particular Director may possess additional skills, knowledge, or experience that is not noted below.

Recommended Director Nominees

Listed on the following pages are the names of the persons nominated for election as Directors of the Company, each of whom is currently a Director of the Company, their ages, principal occupations, other public companies of which they are Directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years), and the year in which they first became a Director of the Company.

If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person, if any, as may be designated by the Board of Directors. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors is responsible for approving Director nominees based on the recommendation of the Corporate Governance and Nominating Committee. The Board has not adopted a policy whereby stockholders may recommend nominees for election because of the Company’s status as a controlled company.

Director Nominees’ Bios

After a review of the individual qualifications and experience of each of our Director nominees and their contributions to our Board, the Board of Directors unanimously recommends that shareholders vote “FOR” the election of all Director nominees to serve for the one-year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending January 1, 2017.

Set forth below are the nominees for election at the 2016 Annual Meeting of Stockholders.

Terence E. Adderley Age: 82 Director since: 1962

Board Committees:

●   Governance and Nominating

Principal Occupation and Directorships:

●   Executive Chairman and Chairman of the Board of Directors, Kelly Services, Inc. (1998 - present)

Education:

●   University of Michigan, MA, Business Administration

●   University of Michigan, BA, Business Administration

Terence E. Adderley has had a distinguished fifty-eight year career in the staffing industry with extensive executive management experience including service as the Company’s Chief Executive Officer. He has served as a Director of large publicly held companies and numerous civic and community organizations. Mr. Adderley brings to the Board a keen sense of the staffing industry, economic and labor trends, and fiscal conservatism. He is a member of the Company’s founding family and represents its interests as the controlling stockholder.

Carol M. Adderley Age: 56 Director since: 2010

Board Committees:

●   Governance and Nominating (Vice Chair)

Principal Occupation and Directorships:

●   Writer and Researcher in the Humanities

Education:

●   University of Iowa, MA, English Literature

●   University of Chicago, AM, General Studies in
Humanities, Literature and Social Change

●   University of Western Ontario, BA (Honors), English
and Philosophy

Carol M. Adderley is the daughter of Terence E. Adderley, the controlling stockholder, and the granddaughter of W. R. Kelly, the Company’s founder. It is the opinion of the Board of Directors that it is in the best interests of the Company to have the next generation of the Adderley family serve as a Director and become immersed in the operations of the Company. Ms. Adderley holds advanced degrees in the humanities and is a published author.

Carl T. Camden Age: 61 Director since: 2002

Board Committees:

●   None

Principal Occupation and Directorships:

●   President and Chief Executive Officer, Kelly Services, Inc. (2006 - present)

●   Director, Temp Holdings Co., Ltd. (2006 - present)

●   Director, TopBuild Corp (2015 - present)

Education:

●   The Ohio State University, Ph.D., Communication

●   Central Missouri University, MA

●   Southwest Baptist University, BS

Carl T. Camden has served as Chief Executive Officer of the Company since 2006 and prior thereto as Chief Operating Officer. Mr. Camden has significant experience and expertise in labor markets and labor economics, marketing, and leadership. He serves as a Director of Temp Holdings, Co., Ltd., which is one of the largest staffing firms in Japan and the Asia Pacific market. Mr. Camden was recently appointed to the Board of a publicly held company outside the staffing industry. He led the Company through one of the most difficult economic periods in its history and has strategically positioned the Company to emerge as a leader in workforce solutions.

Robert S. Cubbin Age: 58 Director since: 2014

Board Committees:

●   Audit

●   Compensation

Principal Occupation and Directorships:

●   President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 - present)

●   Director, First Merit Corporation (2013 - present)

Education:

●   Detroit College of Law, JD

●   Wayne State University, BA, Psychology

Robert S. Cubbin is an attorney with thirty-one years of experience in insurance law. He is currently the President and Chief Executive Officer of an insurance company. He serves as a Director of one publicly-held company and his extensive expertise in legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance, and claims experience enhances the Board of the Company.

Jane E. Dutton Age: 63 Director since: 2004

Board Committees:

●   Compensation

●   Governance and Nominating (Chair)

Principal Occupation and Directorships:

●   Robert L. Kahn; Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 - present)

Education:

●   Northwestern University, Ph.D. and MA, Organizational Behavior

●   Colby College, BA Sociology

Jane E. Dutton is an expert in the field of organization behavior and has researched and published numerous works on best practices related to engagement, commitment, and productivity of employees. Her understanding of factors contributing to organizational excellence provides the Board with a vital perspective on the Company’s mission to be the world’s best workforce solutions company.

Terrence B. Larkin Age: 61 Director since: 2010

Board Committees:

●   Audit

●   Compensation

Principal Occupation and Directorships:

●   Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 - present)

Education:

●   Wayne State University Law School, JD cum laude

●   Michigan State University, BA (High Honors), Finance

Terrence B. Larkin is an attorney with thirty-one years of experience in a business law practice. He is currently a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions, and joint ventures. He brings to the Board a unique combination of complex problem solving skills and global experience, which should well serve the stockholders as the Company continues its transition to a global workforce solutions company.

Conrad L. Mallett, Jr. Age: 62 Director since: 2011

Board Committees:

●   Audit

●   Governance and Nominating

Principal Occupation and Directorships:

●   DMC Chief Administrative Officer (2011 - present)

●   President and Chief Executive Officer, Sinai-Grace Hospital (2004 - 2011)

●   Director, Lear Corporation (2002 - present)

Education:

●   Oakland University, MBA, Healthcare Management

●   University of Southern California, JD, MA, Public Administration, BA, English

Conrad L. Mallett, Jr. has extensive experience as a chief executive as well as an administrator, jurist, and attorney. He brings a high level of expertise in corporate governance, executive compensation, healthcare, and community service that provides the Board with a diverse view of the needs and expectations of executive leadership and labor in complex organizations.

Leslie A. Murphy Age: 64 Director since: 2008

Board Committees:

●   Audit (Chair)

●   Compensation

Principal Occupation and Directorships:

●   President and CEO, Murphy Consulting, Inc. (2008 - present)

●   Certified Public Accountant

●   Member of AICPA’s Governing Council (2008 - present)

●   Member of NACD Advisory Council on Risk Oversight (2012 - present)

●   Director, Detroit Legal News Company (2012 - present)

Education:

●   University of Michigan, BA, Accounting

Leslie A. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of a major independent registered public accounting firm. The Board has determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. Her analytical capability, understanding of the economics and strategic elements of business, and her expertise in enterprise risk management are especially valuable to the Board.

Donald R. Parfet Age: 63 Director since: 2004

Board Committees:

●   Lead Director

●   Audit

●   Compensation

●   Governance and Nominating

Principal Occupation and Directorships:

●   Managing Director of Apjohn Group, LLC (2001 - present)

●   General Partner of Apjohn Ventures Fund (2003 - present)

●   Director, Rockwell Automation, Inc. (2008 - present)

●   Director, MASCO Corporation (2012 - present)

●   Director, Pronai Therapeutics (2015 - present)

Education:

●   University of Michigan, MBA, Finance

●   University of Arizona, BA, Economics

Donald R. Parfet brings extensive financial and operating experiences to the Board as an executive with responsibilities for numerous global businesses. He now leads business development and venture capital firms focused on the development of emerging medicines. He also serves as a Director of two large publicly held companies, and as the Chairman of the Board of a small publicly held company. His global operating experience, strong financial background, and proven leadership capabilities are especially important to the Board’s consideration of product and geographic expansion.

Hirotoshi Takahashi Age: 46 Director since: 2015

Board Committees:

●   None

Principal Occupation and Directorships:

●   President and CEO of Intelligence (2008 - present)

●   Executive Vice President of Temp Holdings Co., Ltd.
(2013 - present)

●   Vice President of Japan Association of HR Services Industry
(2012 - present)

●   Director, TS Kelly Workforce Solutions Limited (2014 - present)

Education:

●   Waseda University, BA, Department of Literature, Oriental History

Hirotoshi Takahashi serves as Executive Vice President of Temp Holdings, Co. Ltd., which is listed on the Tokyo Stock Exchange. Temp Holdings, Co. Ltd. and the Company entered into a strategic alliance in 2010. Mr. Takahashi has been designated to serve as Temp Holdings, Co. Ltd.’s representative on the Company’s Board of Directors pursuant to that alliance. He is also the Vice President at Japan Association of HR Services Industry, an organization established to promote the publication of Human Resource related policies to the government and corporations of Japan. Mr. Takahashi’s knowledge of Asian markets is especially valuable to the Board and management, as the Company serves its customers operating in the Asia Pacific market.

B. Joseph White Age: 69 Director since: 1995

Board Committees:

●   Compensation (Chair)

●   Governance and Nominating

Principal Occupation:

●   President Emeritus and the James F. Towey Professor of
Business and Leadership, University of Illinois (2009 – present)

Education:

●   University of Michigan, Ph.D., Business Administration

●   Harvard Business School, MBA, Management

●   Georgetown University, BSFS, International Economics

B. Joseph White has had a long and distinguished career in academia and business. He has special expertise in leadership, management, human resource management, organizational change, and governance. His executive experience includes management development, personnel and public affairs with a global manufacturing company, leadership of a major public university, and a decade as dean of a top business school. His considerable experience as a Director of for-profit and non-profit organizations serves the Board well.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Executive Chairman and Chairman of the Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its Board of Directors comprised of independent Directors. Director nominees are not required to be selected or recommended for the Board’s consideration by a majority of independent Directors or a Nominating Committee comprised solely of independent Directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or Board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of Officer compensation by a majority of independent Directors or a Compensation Committee comprised solely of independent Directors. A controlled company is required to have an Audit Committee composed of at least three Directors who are independent as defined under the rules of both the Securities and Exchange Commission (“SEC”) and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the Audit Committee have the ability to read and understand fundamental financial statements and that at least one member of the Audit Committee possesses financial sophistication. The independent Directors must also meet at least twice a year in meetings at which only they are present.

Governance Structure

The Company’s leadership is vested in the Executive Chairman and Chairman of the Board of Directors (the Company’s controlling stockholder), a Lead Independent Director, and the Chief Executive Officer, subject to the overall authority of the Board of Directors. The Executive Chairman and Chairman of the Board of Directors’ duties include establishing the schedule of Board meetings; establishing the agenda for Board meetings; presiding over meetings of the Board of Directors and stockholders; and leading the Directors in the exercise of their stewardship and oversight obligations. The Executive Chairman and Chairman of the Board of Directors is also charged with facilitating communication between the Board of Directors and management, both inside and outside of meetings of the Board. As long as the Executive Chairman and Chairman of the Board of Directors is not an independent Director, the independent Directors are required under the Board’s Corporate Governance Principles to elect one of the independent Directors as Lead Director. The Lead Director’s principal duties are to ensure the Board functions independent of management, to preside at meetings of the Board of Directors in the absence of the Executive Chairman and Chairman of the Board of Directors, to assist in the development of the agendas for meetings of the Board, to preside over meetings of the independent Directors in executive session, and to provide feedback to the Executive Chairman and Chairman of the Board of Directors and the Chief Executive Officer on those sessions. The principal responsibilities of the Chief Executive Officer are to develop and lead the Company’s management team to effectively and efficiently produce results that are in keeping with the strategic initiatives and corporate policies established by the Board of Directors.

This leadership approach is intended to serve the interests of all stockholders of this controlled Company, which has historically recognized the importance of an independent majority of its Board of Directors.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent Directors.

Board of Directors Executive Chairman and Chairman of the Board: Terence E. Adderley Lead Director: Donald R. Parfet

Audit Committee All Independent	Compensation Committee All Independent	Governance and Nominating Committee Majority Independent

Committees of the Board

The full text of our Board’s Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, are available on the Company’s website at kellyservices.com. The following table sets forth the Board committees and the current members of each.

	Audit	Compensation	Governance and Nominating
Terence E. Adderley			✓
Carol M. Adderley			Vice Chair
Carl T. Camden
Robert S. Cubbin *	✓	✓
Jane E. Dutton *		✓	Chair
Terrence B. Larkin *	✓	✓
Conrad L. Mallett, Jr. *	✓		✓
Leslie A. Murphy *	Chair	✓
Donald R. Parfet * (Lead Director)	✓	✓	✓
Hirotoshi Takahashi*
B. Joseph White *		Chair	✓
Number of Meetings Held in Fiscal Year 2015	5	6	3
*	Independent Director

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings, and all meetings of the committees on which they individually serve. The Board held eight meetings during 2015. All Directors attended the 2015 Annual Meeting of Stockholders on May 6, 2015, with the exception of Mr. Takahashi who was named as a Director on August 1, 2015. Director attendance averaged ninety-six percent of the aggregate number of meetings of the Board of Directors and the committees on which they served during 2015. Mr. Takahashi attended two of the three Board meetings that occurred after he was named as a Director in 2015. Mr. Takahashi is not a member of any committees. The independent Directors are required to, and did, meet in meetings at which only they were present at least twice during 2015.

Audit Committee

The Audit Committee is composed of R.S. Cubbin, T.B. Larkin, C.L. Mallett, Jr., L.A. Murphy (Chair), and D.R. Parfet, all of whom are independent Directors. The Audit Committee held five meetings in 2015. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee’s responsibilities are detailed in its charter, which is posted on the Company’s website at kellyservices.com, and include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence, and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors, the Company’s risk assessment and risk management processes, and the Company’s compliance with legal and regulatory requirements.

The Audit Committee approves (or ratifies if approved under authority delegated to the Chief Financial Officer (“CFO”) all audit, audit related, internal control related, tax, and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee also serves as the Company’s Qualified Legal Compliance Committee.

The Board has unanimously determined that L.A. Murphy qualifies as an “Audit Committee financial expert” within the meaning of SEC regulations and as such meets the “financial sophistication” requirements under current Nasdaq Global Market listing standards. Each of the other members of the Audit Committee has the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

Compensation Committee

The Compensation Committee’s current members are R.S. Cubbin, J.E. Dutton, T.B. Larkin, L.A. Murphy, D.R. Parfet, and B.J. White (Chair), all of whom are independent Directors. The Compensation Committee is charged with developing the Company’s compensation philosophy and establishing and monitoring compensation programs for all employees. The Compensation Committee held six meetings in 2015.

The Compensation Committee reviews and approves all adjustments in compensation for Senior Officers (defined as Senior Vice President (“SVP”) and above levels) including the administration of base salaries, short-term incentive awards under the Company’s Short-Term Incentive Plan (“STIP”), and long-term incentive awards under the Company’s Equity Incentive Plan (“EIP”). The Senior Officer group includes our Executive Officers, from which the Named Executive Officers are derived. The authority of the Compensation Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

To assist the Compensation Committee in making compensation recommendations for Senior Officers, the Company’s Human Resources group provides the Compensation Committee with historical, survey, and benchmark compensation data. The Compensation Committee also relies on the CEO and the other Named Executive Officers to provide performance evaluations and compensation recommendations to assist in its decisions regarding the total compensation of Senior Officers. The Compensation Committee has delegated to the CEO the authority to approve salary recommendations and incentive awards to Officers below the level of SVP.

The Compensation Committee has the authority to retain independent consultants. Retained consultants report directly to the Compensation Committee which determines the consultants’ scope of work and fees. In 2015, the Compensation Committee retained Pay Governance LLC (the “Consultant”) to provide assistance with the review of Executive and Director compensation. The Compensation Committee conducted an assessment of the Consultant’s independence using factors established by the SEC and Nasdaq, and affirmed the independence of Pay Governance, LLC.

During 2015, none of the Company’s Executive Officers served on the Board of Directors of any entities whose Directors or Officers served on the Company’s Compensation Committee. No current or past Executive Officers of the Company or its subsidiaries serve on the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose current members are C.M. Adderley (Vice Chair), T.E. Adderley, J.E. Dutton (Chair), C.L. Mallett, Jr., D.R. Parfet, and B.J. White, held three meetings during 2015. The Corporate Governance and Nominating Committee’s responsibilities include: assisting the Board of Directors in identifying individuals qualified to become Directors; recommending to the Board the nominees for the next Annual Meeting of Stockholders or to otherwise fill vacancies and newly created directorships; overseeing the composition, organization, and governance of the Board and its committees; monitoring and evaluating Board and committee effectiveness; and developing and overseeing compliance with the Board’s Corporate Governance Principles.

Governance Risk Oversight

The Board’s oversight responsibilities include consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Through its charter, the Audit Committee is charged by the Board with overseeing the Company’s risk assessment and risk management processes. The Audit Committee and Board focus on risk management strategy and risks of greatest significance, and seeks to ensure that risks assumed by the Company are consistent with the Board’s risk tolerance and risk appetite.

While the Audit Committee has responsibility for the oversight of the risk assessment and risk management process, it is the duty of the Company’s management to assess and manage critical risks, including the execution of its Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions are under the direction of the Senior Vice President, General Counsel, and Chief Administrative Officer.

The Company continues to support and expand upon its formal ERM program established in 2007, which is a critical means of identifying and managing the Company’s key risks. Since its inception, the Company’s ERM team has, among other activities, performed assessments of risks to the Company, participated in the development and execution of mitigation programs for critical risks, facilitated the establishment of a corporate risk appetite and tolerance statement, inclusive of an oversight and monitoring mechanism, established a privacy governance function, and assisted in the integration of risk concepts within the Company’s strategic planning process.

The ERM team reports its findings to the Audit Committee on a quarterly basis. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks, including cyber security.

In addition to the reports submitted quarterly by the Company’s Vice President and Chief Risk, Compliance, and Privacy Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports to the Audit Committee concerning the Company’s risk identification, prioritization, and mitigation processes.

Risk Assessment of Employee Compensation Programs

As set forth in its charter, the Compensation Committee is charged with reviewing the Company’s compensation program risk assessment for all employee compensation programs and to report to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company.

At its February 2016 meeting, the Compensation Committee reviewed management’s Compensation Program Risk Assessment Report. The report was prepared by the Company’s Human Resources group in collaboration with the Company’s Internal Audit Department and Risk Management group. The Company’s Compensation Program Risk Assessment Framework is reviewed and updated as needed to ensure a robust and comprehensive assessment process.

The Company’s Executive Compensation Program Risk Assessment Framework takes into consideration the following factors:

●	Short-term and long-term incentive performance measures and equity award types do not encourage excessive risk behavior;

●

A balanced structure with a mix of compensation that includes an appropriate balance of fixed and variable; cash and equity; and variable compensation that is a balance of short- and long-term incentive opportunities;

●

Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top-line vs. bottom-line metrics; and use annual and long-term measures that complement each other;

●	Plans are well-designed and do not include steep payout curves, uncapped incentive payouts, and misaligned payout timing;

●	Incentive plans are tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results;

●	A thorough and qualitative assessment of how results were achieved and the quality and sustainability of the results is conducted;

●

Validation of the relationship between performance and incentive plan payouts to ensure it falls within the range of competitive practices determined by comparison with a representative peer group and market expectations;

●

Implementation of risk-mitigating features such as a clawback policy that applies in the event of the restatement of financial results and a policy that requires a portion of the shares received from incentive award payouts to be retained by the participants through ownership/retention approaches;

●

Incentive plan governance includes involvement at a variety of levels from the Compensation Committee to various corporate functions such as HR, Legal, Finance, and the Compensation Committee’s independent consultant; and

●	Potential risk is discussed with the Compensation Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s annual Proxy Statement.

To assess the risk of employee compensation programs below the executive level, the Company utilized its Global Incentive Plan Design and Risk Mitigation Framework to consider links to strategy and any risks associated with the design of each incentive plan. The risks associated with each of the following elements of the design and implementation of an incentive plan were considered, as well as the steps in place to mitigate risk and ensure alignment with the Company’s strategic plan:

●

Linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

●	Modeling, approval, and communication of incentive plans;

●	Calculation, audit, approval, and communication of incentive payments; and

●	Annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2016 Compensation Program Risk Assessment Report, the Compensation Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

Board and Committee Evaluation

Annually, the Corporate Governance and Nominating Committee oversees the Board’s and Committees’ evaluation process and reports results to the Board. The Board and each Committee conduct an evaluation of their respective performance, the purpose of which is to increase the effectiveness of the Board as a whole. The process includes an assessment of the Board and each Committee’s effectiveness and independence, responsiveness to shareholder concerns, and relationship with management. Some of the areas reviewed as part of the evaluation include Director obligations, roles and responsibilities, Board member qualifications, Board structure, corporate governance, organization performance, culture and ethics, and educational opportunities. Past evaluation outcomes have included defining the skills necessary for future Director candidates, extending the length of various meetings to ensure sufficient discussion time, and discussion of potential future Committee participation, establishment of Committee Vice Chairs, and Committee Chair succession.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, Officers, and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct, and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, behavior in the workplace, compliance with laws, rules and regulations, and Company policies, public company reporting requirements, and provides an enforcement mechanism.

The full text of the Code of Conduct is posted on the Company’s website at kellyservices.com. This information is available in print to any stockholder who requests it from the Company’s Investor Relations Department. The Company will disclose future amendments to, or waivers from, the Code of Conduct for its Directors and Executive Officers on its website or by filing a current report on Form 8-K within four business days following the date of amendment or waiver, or such earlier period as may be prescribed by Nasdaq or the SEC.

Corporate Social Responsibility

The Company believes that corporate social responsibility (“CSR”) is a cornerstone of the organization. The Company focuses its CSR efforts in four crucial areas: employees and people, ethics, engagement, and the environment. The Company’s CSR report is posted on the Company’s website at kellyservices.com.

DIRECTOR COMPENSATION

A Director’s base retainer is $150,000. The Lead Director receives an additional retainer of $20,000. The Chair of the Audit Committee receives an additional retainer of $12,500 and the Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an additional retainer of $7,500. Under the Non-Employee Directors Stock Plan, which was approved at the May 6, 2008 Annual Meeting of Stockholders, the Board of Directors is required to determine annually the percentage of their base retainer that will be used to acquire shares of Class A common stock and thus meet their stock ownership requirements. At the meeting of the Board of Directors following the 2015 Annual Meeting of Stockholders, the Board agreed that one-third of their adjusted base retainer be applied to the purchase of shares.

The Directors were not awarded options pursuant to the 1999 Non-Employee Directors Stock Option Plan during 2015.

The following table sets forth the compensation paid to Mr. Adderley in his capacity as Executive Chairman and Chairman of the Board of Directors and to each of the non-officer Directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
T.E. Adderley	—	–	–	–	–	$1,005,916	$1,005,916	(2)
C.M. Adderley	$99,993	$50,007	–	–	–	–	$150,000
R.S. Cubbin	$99,993	$50,007	–	–	–	–	$150,000
J.E. Dutton	$107,493	$50,007	–	–	–	–	$157,500
T.B. Larkin	$99,993	$50,007	–	–	–	–	$150,000
C.L. Mallett, Jr.	$99,993	$50,007	–	–	–	–	$150,000
L.A. Murphy	$112,493	$50,007	–	–	–	–	$162,500
D.R. Parfet	$119,993	$50,007	–	–	–	–	$170,000
H. Takahashi(3)	–	–	–	–	–	–	–
B.J. White	$107,493	$50,007	–	–	–	–	$157,500

(1) Represents the aggregate fair market value of grants of 2,966 shares of the Company’s Class A common stock having a fair market value of $16.86 per share on the award date of May 7, 2015.

(2) Mr. Adderley is eligible to participate in the Company’s benefit plans and Management Retirement Plan. Other compensation includes base salary of $958,100, employer provided life insurance in the amount of $17,304, the incremental cost to the Company for personal use of airplane totaling $28,410, and a Medicare tax gross-up on the Company’s contributions to the Management Retirement Plan in the amount of $2,102. Mr. Adderley is not eligible to participate in the Company’s Short-Term Incentive Plan or Equity Incentive Plan. The Company also furnishes administrative staff support to Mr. Adderley related to his duties as Executive Chairman and Chairman of the Board of Directors.

(3) Mr. Takahashi serves as a designated representative on the Board of Directors of the Company without compensation. He was elected to the Board effective August 1, 2015.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings as of the close of business on March 21, 2016, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Terence E. Adderley 999 West Big Beaver Road Troy, Michigan 48084	3,213,265(1)(2)	93.5

(1) Includes 3,139,940 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has no voting and investment power; 1,000 shares held by his spouse of which he has shared voting and investment power; and 500 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(2) Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the SEC and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Company’s Class A and Class B common stock on March 21, 2016, on the basis described above, of each Director and nominee, each of the Named Executive Officers as of such date, and all Directors and Executive Officers as a group as of such date.

	Class A Common Stock		Class B Common Stock
Directors and Named Executive Officers(1)	Number of Shares and Nature of Beneficial Ownership(2)	Percent of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Class
T. E. Adderley, Executive Chairman and Chairman of the Board	1,514,672(3)	4.4	3,213,265	(4)	93.5
C. M. Adderley, Director	1,102,999(5)	3.2	1,125	(5)	*
C. T. Camden, Director and Executive Officer	563,767	1.6	100		*
R.S. Cubbin, Director	6,089	*	100		*
J. E. Dutton, Director	31,435	*	100		*
T. B. Larkin, Director	17,111	*	100		*
C. L. Mallett, Jr., Director	13,498	*	100		*
L. A. Murphy, Director	24,057	*	100		*
D. R. Parfet, Lead Director	42,411	*	100		*
H. Takahashi, Director	1,576,169(6)	4.6	1,475		*
B. J. White, Director	30,344	*	100		*
T.S. Carroll, Executive Officer	104,754	*	–		*
G. S. Corona, Executive Officer	247,387	*	100		*
P.W. Quigley, Executive Officer	113,589	*	100		*
O.G. Thirot, Executive Officer	53,445	*	–		*
All Directors and Executive Officers as a Group (17 persons)	5,563,218	16.1	3,216,865		93.6

* Less than 1%

(1) Each of the named Directors is a nominee for election.

(2) Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 3,000 for J.E. Dutton; 3,000 for D.R. Parfet; and 3,000 for B.J. White.

(3) Includes 1,345,202 shares held directly; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank, N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; 38,470 shares in five separate trusts of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank, N.A.; and 1,000 shares held by his spouse.

(4) Includes 3,139,940 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has no voting and investment power; 1,000 shares held by his spouse of which he has shared voting and investment power; and 500 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(5) Includes 959,045 shares of Class A stock and 900 shares of Class B stock held in nine separate trusts of which Ms. Adderley is one of two individual trustees with J.P. Morgan Trust Company of Delaware as Corporate Trustee.

(6) Mr. Takahashi is the Executive Director of Temp Holdings Co., Ltd (“THD”) which entered into a strategic alliance with the Company in 2010. Mr. Takahashi is the designated representative of THD, which owns the reported shares. Mr. Takahashi disclaims beneficial ownership of the shares held by THD.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s Directors, Executive Officers, and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”), are required to report their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its Proxy Statement any failure to file by these due dates. Based on certifications received from the Reporting Persons, and on copies of the reports that such persons have filed with the SEC, all required reports of Reporting Persons were filed timely with the SEC for 2015, except for two Form 4s that were not filed timely for Ms. Natalia Shuman-Fabbri, Senior Vice President and General Manager, EMEA and APAC. Both Form 4s for Ms. Shuman-Fabbri, were for the automatic sale of shares to cover taxes for shares vesting on September 1, 2015 and October 1, 2015. The sale of these shares were reported with Ms. Shuman-Fabbri’s Form 4 filing on February 11, 2016.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Executive Officers, named in this Proxy Statement (the “Named Executive Officers”) as disclosed in accordance with the SEC’s rules.

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our Executive Officers with those of our shareholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward Executive Officers, who are critical to the long-term success of our business. Under these programs, our Named Executive Officers are rewarded for the Company’s financial performance, individual performance, long-term potential, and critical retention, as well as market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory; and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The Compensation Discussion and Analysis section of the Proxy Statement describes the objectives and material elements of our executive compensation programs, the compensation decisions the Compensation Committee (the “Committee”) has made under those programs, and provides details of the compensation paid to our Named Executive Officers.

Our Named Executive Officers for 2015, as defined by the SEC, were as follows:

Name	Title
Carl T. Camden	President and Chief Executive Officer
George S. Corona	Executive Vice President and Chief Operating Officer
Peter W. Quigley	Senior Vice President, General Counsel and Chief Administrative Officer
Olivier G. Thirot(1)	Senior Vice President and Chief Financial Officer
Teresa S. Carroll	Senior Vice President and General Manager, Global Talent Solutions
Patricia A. Little(2)	Former Executive Vice President and Chief Financial Officer

(1) Mr. Thirot became Acting Chief Financial Officer effective March 16, 2015 and was appointed Chief Financial Officer effective January 1, 2016.

(2) Ms. Little’s employment with the Company terminated effective March 13, 2015.

Executive Summary

Fiscal 2015 Performance

We are a leader in providing workforce solutions. The Company offers a comprehensive array of outsourcing and consulting services, as well as, world-class staffing on a temporary, temporary-to-hire, and direct hire basis. Serving clients around the globe, we provide employment to more than half a million people annually.

Our long-term strategic objective is to create shareholder value by delivering a competitive profit from providing the best workforce solutions and talent in the industry. We develop workforce solutions, delivered by talented people, who help companies achieve their short- and long-term business goals. Our focus is on the following areas: maintain our core strengths in commercial staffing in key markets; grow our Professional and Technical (“PT”) solutions; enhance our position as a market-leading provider of workforce solutions in our Outsourcing and Consulting Group (“OCG”) segment, particularly as it relates to talent supply chain management; and lower our costs through deployment of efficient service delivery models.

2015 was a year of focused execution for the Company and a test of our ability to deliver on our strategy of targeted growth and continued improvement in operating efficiencies. The targeted investments in the higher-margin PT and OCG businesses and improvements in operations that we made in 2014 began to yield results in 2015. We entered 2015 with our new operating models in place and we gained traction throughout the year as we began to deliver against our investments and accelerated earnings growth.

Key performance highlights for 2015 include:

•

Earnings from operations for the full year 2015 totaled $66.7 million compared to $21.9 million in 2014. Included in the results from operations for 2014 are restructuring charges of $12.0 million. Excluding this item, earnings from operations were $33.9 million in 2014.

•

Our OCG segment earned a full-year operating profit of $28.5 million, a 76% increase compared to last year. OCG delivered good bottom-line leverage as top-line revenue growth continues to confirm the increased market demand for outsourced solutions. Growth was particularly strong in Business Process Outsourcing (“BPO”) and Contingent Workforce Outsourcing (“CWO”), which continue to be key drivers of our strategic and financial progress.

•

Overall Americas PT revenue grew 2% year-over-year in both reported and constant currency, and accounts serviced through our U.S. branch network delivered strong growth of 16% in our PT specialties. Our expanded salesforce is pursuing and winning new business, while our PT recruiting centers are efficiently connecting U.S. clients with specialized talent. We will need to continue to accelerate PT growth, particularly within accounts serviced through our centralized delivery model, to fully realize the expected benefit of our investments. The success of these investments is impacted by the shifting of some of our large account customers from single-sourced arrangements to a more competitively sourced model. While this places additional pressure on growth in these PT accounts, competitively sourced arrangements create additional opportunities in our OCG business.

•

Foreign currency exchange rates negatively impacted the total year-over-year change in gross profit; however, on a constant currency basis, the Company delivered strong operating leverage. For the full year, growth in constant currency earnings from operations excluding the 2014 restructuring charges represented nearly 70% of our constant currency gross profit growth.

2015 was a year of solid earnings growth for the Company. We are reshaping our business and working to rebalance our resources to align with our goals for growth. We are delivering on a plan that not only aligns with critical market trends, but continues to position the Company as a leader in the workforce solutions market worldwide. We are operating as a more agile organization, committed to delivering sustained, profitable growth, and continued strategic progress.

Key Executive Compensation Program Highlights for Fiscal 2015

The Board has adopted two plans that provide the framework for all incentive compensation opportunities for our Executive Officers.

•

The amended and restated STIP was approved by shareholders at the Company’s Annual Meeting on May 6, 2015. STIP provides for annual cash-based incentive opportunities that are based upon the achievement of one or more performance measures, as selected by the Committee.

•

The amended and restated EIP was approved by shareholders at the Company’s Annual Meeting on May 6, 2015. The EIP provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the longer term performance of the Company and align the interests of Executive Officers with those of shareholders.

In consideration of the Company’s transformation that began in 2014 and continued through 2015, and also the strategic plan for 2015, the Committee determined that it would conduct a comprehensive review of our compensation programs for Executive Officers. The Committee worked with its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans, and made the following modifications:

• Modified the STIP design to include multiple, balanced measures that supported our strategy for the 2015 plan year:
– Expanded from the sole measure of Earnings per Share (“EPS”) in 2014 to four measures in 2015 for the Corporate component of STIP:
1. Earnings from Operations (weighted 33.3%)
2. Return on Sales (weighted 33.3%)
Strategic Goals:
3. Gross Profit for Americas - Commercial (weighted 16.7%)
4. Gross Profit for Global PT (weighted 16.7%)
– Implemented a “gatekeeper” goal which must be achieved in order to earn a payout under any measure (Earnings from Operations must achieve at least 60% of target)

–      As in prior years, Executive Officers who are responsible for providing direct leadership to a business unit have 70% of their award opportunity based on the achievement of specific business unit measures and 30% of their award based on the Corporate component

• Redesigned the Company’s 2015 LTI opportunity for Executive Officers to include:
– A grant mix that heavily emphasizes at-risk performance-based pay opportunities through the following equity vehicles:
¡ Performance Share Awards (“PSUs”) (75% of mix):
• New equity-based element in 2015 (replaces the prior cash-based performance award opportunity)
• Earned when specific performance goals are achieved
¡ Restricted Stock Awards (“RSAs”)/Restricted Stock Units (“RSUs”) (25% of mix):
• Reduced number of shares from prior years
• Maintained four-year vesting
– Established performance measures for Performance Shares that align with our strategic business objectives and help drive shareholder value creation:
¡ Return on Gross Profit (weighted 33.3%)
¡ Gross Profit OCG and PT (weighted 33.3%)
¡ Relative Total Shareholder Return (“TSR”) (weighted 33.3%)
– Target LTI award opportunities for Executive Officers are set near market-competitive levels, whereas prior LTI values were well below market-competitive levels
• Developed a broad comparator group of companies to be used as a point of reference on pay practices, changing the number of peer companies used by the Company from two to fifteen
• Accepted management’s recommendation that there be no salary increases for Executive Officers during the Company’s annual total compensation review process in 2015
• Implemented higher stock ownership requirements for Executive Officers in 2016 that are more in line with current market practices

The Committee believes these actions support the strategic direction of the Company and help position it for long-term success in achieving its goals. All of these compensation decisions and actions are discussed in more detail below.

CEO and Other Named Executive Officers Pay Mix

The following charts illustrate the impact of the change in long-term incentives, to a more performance-based design in 2015, on the pay mix of our President and CEO and the other Named Executive Officers combined (CFO compensation was excluded due to the change in incumbents during the year). The percentage of target total direct compensation (sum of salary, target STIP and LTI award opportunities) that is performance-based for our CEO in 2015 has increased to 65.6% (for STIP and Performance Shares) from 40.6% in 2014. The percentage of target total direct compensation that is performance-based for our other Named Executive Officers in 2015 has increased to 57.3% on average from 34.9% in 2014. The Company’s historically conservative approach to granting equity to Executive Officers has been modified to ensure that a significant portion of compensation for our CEO and other Executive Officers is performance-based “pay at risk”. This change in design directly supports the Company’s strategic transformation to a more efficient, profitable, growth-focused, and performance-driven organization.

Compensation Objectives

The Committee establishes and administers our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success. Our executive compensation programs are designed to achieve the following objectives:

•	Align pay with short- and long-term performance results that directly influence shareholder value;

•	Motivate executives to achieve performance goals that, over time, lead to increased and sustainable long-term shareholder value;

•	Directly link the interests of management to those of shareholders;

•	Attract key executives critical to the organization’s long-term success;

•	Retain executives necessary to successfully lead and manage the organization; and

•	Reward executives fairly based on Company, business unit, and individual performance results.

Elements of Compensation for Named Executive Officers

The following table lists the elements of compensation that we provide to our Executive Officers:

Base Salary

● Based upon Executive Officer’s role and responsibilities, experience, individual performance, and comparison to market-comparable jobs	● Provides fixed income to attract and retain qualified Executive Officers and balance risk-taking
Short-Term Incentive Plan

●    Cash-based variable compensation

●    Annual performance period

●    Target payout opportunity established as percentage of base salary for each Executive Officer based on role

●    “Gatekeeper” goal must be achieved for any award to be earned

●    Multiple performance measures include a mix of Company and Business unit metrics that reflect key measures of success

●    Rewards Executive Officers for achievement of annual goals that support the Company’s strategic business objectives

Long-Term Incentives
Restricted Stock

● Accounts for 25% of total LTI award opportunity ● Shares vested ratably over 4 years ● Stock-settled	● Aligns the interests of Executive Officers and shareholders ● Supports retention
Performance Shares

●    Accounts for 75% of total LTI award opportunity

●    Stock-settled

●    Multiple performance measures

●    Both 2015 financial measures are one-year goals with vesting after two additional years

●    Relative TSR measure is for a three-year performance period

●    Provides opportunity to earn shares based on achievement of specific goals

●    Rewards Executive Officers for achievement of strategic business objectives over a longer period of time

●    Aligns the interests of Executive Officers with the long-term interests of the Company and shareholders

2016 Executive Incentive Plans – Overview of Changes

For the 2016 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using several financial measures and TSR to strongly drive our key business objectives and shareholder value. For 2016, the Company has decided to again use a combination of gross profit and earnings from operations measures, as well as, relative TSR. Reflecting the Company’s focus on profitable growth and reducing costs, the 2016 target performance goals are substantially higher than 2015 actual results and the number of target shares is somewhat lower than last year’s grants. For the 2016 performance share opportunities, awards will be based on goals and results over the three-year period, 2016 to 2018. Details regarding the 2016 incentive plan designs will be presented in our 2017 proxy filing.

Process for Determining Executive Compensation

Role of the Compensation Committee

The Committee designs and administers the Company’s executive compensation programs and policies, and regularly reviews these programs and policies against its objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our Senior Officers, including the Named Executive Officers listed in the Summary Compensation Table of this Proxy Statement, based on each individual’s performance including consideration of ethical behavior, relevant market comparisons, and the recommendations of the CEO. The Committee is responsible for reviewing and fully understanding the costs and short- and long-term benefits of the compensation arrangements they consider and approve for Senior Officers.

The Committee and members of the Board of Directors determine the compensation of the CEO. The CEO’s total compensation is comprised of the same elements as the other Named Executive Officers. The CEO does not participate in recommendations or discussions related to his own compensation.

All of the Committee responsibilities are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Since October 2014, the Committee has engaged Pay Governance LLC as its independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; Executive Officer pay levels, including that of the CEO, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and, as requested, provides data and guidance on other items such as non-employee director compensation. The Committee uses its own independent judgment to make all final decisions related to the compensation of the Company’s Executive Officers.

The Consultant attends Committee meetings and regularly communicates with both the Executive Chairman and Chairman of the Board, and Committee Chairman outside of Committee meetings. On occasion, as directed by the Compensation Committee, the Consultant will also meet with the SVP and Chief Human Resource Officer (“CHRO”) and members of the compensation and finance teams of the Company. The Consultant reports to the Committee on all compensation matters.

An annual assessment of the Consultant’s independence using factors established by Nasdaq Global Market and approved by the SEC is conducted to ensure independence has been maintained. The Consultant provided no services to the Company in 2015 other than services to the Compensation Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

Role of Management

The CEO and Executive Vice President (“EVP”) and Chief Operating Officer (“COO”) make recommendations for each of their direct reports who are Executive Officers with regard to elements of their total compensation. They base these recommendations on their assessment of each Executive Officer’s performance, as well as, the performance of their respective business or function. The Committee takes into consideration the recommendations of the CEO and COO when determining the compensation of the other Executive Officers.

In addition, the SVP and CFO provides periodic financial updates and information to the Committee, to aid in establishing incentive plan goals and determining payout amounts.

Comparator Data

The Committee understands the significance of its responsibilities and considers a substantial amount of information and input from both internal and external resources as a reference in support of its decision making. The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies, in determining the competitive positioning of our compensation programs, and the individual compensation of each of our Named Executive Officers.

Each Executive Officer’s performance is reviewed (see Executive Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as an Executive Officer’s duties and responsibilities change). Base salaries, target STIP, and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. The Committee generally manages target total direct compensation (defined as base salary, target STIP, and target long-term incentive opportunities) for its Named Executive Officers at levels, on average, that approximate the median of the competitive market data. Individual target total direct compensation may be above or below the median depending on Company performance, the role’s scope of responsibilities, individual experience and performance, and any succession, retention or internal equity considerations. Prior to 2015, the Company had taken a conservative approach to target long-term incentive opportunities for Senior Officers that were generally well below market median. As explained further in the Long-Term Incentive section, the 2015 LTI design brought target total direct compensation opportunities, on average, to near market median levels.

In 2015, a competitive executive compensation analysis was performed which included both an analysis of third-party survey data prepared internally by the Company’s Human Resources group, and a peer group review of CEO pay prepared by the Consultant. Third-party survey data from Aon Hewitt, Equilar, Mercer, and Towers Watson was used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The survey analysis was reviewed by the Consultant for the Committee.

Late in 2014, the Consultant helped prepare an updated peer group for the Company. The new comparator group was prepared using the following criteria: industry; annual revenues; non-staffing companies considered by shareholder advisory groups as peers; majority are companies headquartered in U.S.; multi-national/global companies; and market capitalization. The resulting group of fifteen comparator companies includes direct peers supplemented by other people-intensive businesses with similar margins. This group of companies includes six companies used by Institutional Shareholder Services (“ISS”) in their 2015 report and an additional two companies that were used by ISS in their 2014 report for the Company. The following comparator group of fifteen companies was used by the Committee as another reference point when reviewing 2015 pay practices and levels:

2015 Peer Group
● ABM Industries Incorporated	● ManpowerGroup Inc.	● R.R. Donnelley & Sons Company
● Adecco S.A.	● On Assignment Inc.	● The Brink’s Company
● AMN Healthcare Services Inc.	● Quad/Graphics, Inc.	● TrueBlue, Inc.
● Insperity, Inc.	● Randstad Holding NV	● United Stationers Inc.
● Leidos Holdings,Inc.	● Robert Half International Inc.	● WESCO International Inc.

The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Human Resources group provides the Committee historical and prospective compensation components for each Executive Officer. The Committee considers the results of this analysis and the recommendations of the Company’s CEO and COO regarding total compensation for those executives reporting directly to each of them.

Executive Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive Executive Officer performance review that includes identification of succession planning and officer development opportunities. Detailed executive performance review information for each of the Senior Officers, including the Named Executive Officers, is prepared by the CHRO. The performance review information for each of the Executive Officers includes key annual initiatives, performance results, strengths, and development opportunities. The CEO reviews the performance of the other Executive Officers who report to him and presents their individual performance assessments, development plans, and succession strategies to the Committee. Similarly, the COO presents to the Committee the individual performance assessments for his direct reports. During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. The Company’s Executive Chairman and Chairman of the Board, and the Committee Chair, present the performance review for the CEO to the other Committee members. None of the Executive Officers are present when their performance is being discussed by the Committee. Each Executive’s individual performance assessment is used by the Committee, together with the compensation analysis discussed in the previous section and the recommendations of the CEO and COO, to determine compensation for the Executive Officers.

The Company’s succession plan is updated annually in connection with the performance assessments and is approved by the Board. The plan documentation includes all executives at the SVP level and above, as well as their potential successors from within the Company in case of an unexpected disability or departure of a Senior Officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments, and at least one potential successor for each role. Any changes to the plan during the year also require the approval of the Board.

Compensation Programs: Decisions and Actions in 2015

Base Salary

Base salaries for the Named Executive Officers are intended to be competitive with Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data, we determined that the base salaries of our Named Executive Officers were within this competitive range of the 2015 market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

The Committee reviews the base salaries of Executive Officers, including the Named Executive Officers, on an annual basis (or as an Executive Officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the Executive Officers based on the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendation of the CEO and COO, and consideration of the Company’s salary adjustment budget.

Olivier G. Thirot - Interim Role and Promotion

Following the resignation of our CFO in March 2015, the Committee appointed our SVP, Chief Accounting Officer and Controller, Mr. Thirot, as Acting CFO. In order to recognize his new responsibilities, Mr. Thirot was provided with interim pay equal to an additional 10% of his base salary and an interim increase in his STIP target opportunity from 40% to 65% of base salary, effective March 16, 2015.

On December 2, 2015, the Committee appointed Mr. Thirot to Senior Vice President and Chief Financial Officer, effective January 1, 2016. As a result of this promotion, Mr. Thirot received an increase to his base salary, STIP target and LTI opportunity for 2016. Mr. Thirot did not benefit from these changes during 2015 and as such, details are not reported here, but will be included in the Compensation Discussion and Analysis of our 2017 Proxy disclosure.

Teresa S. Carroll and Peter W. Quigley - Promotions

In April 2015, management recommended and the Committee approved the promotion of Ms. Carroll from SVP, Global Centers of Excellence and General Manager, Global OCG to SVP and General Manager, Global Talent Solutions. In addition to her previous responsibilities, Ms. Carroll added responsibility for the Americas Strategic Accounts and Operations (“SAO”) and Global Solutions businesses. In recognition of her broader role, the Committee approved a base salary increase of 15.7% and an increase in STIP target opportunity from 65% to 70% of base salary for Ms. Carroll.

In April 2015, management recommended and the Committee approved the promotion of Mr. Quigley from SVP and General Counsel to SVP, General Counsel, and Chief Administrative Officer. With this promotion, Mr. Quigley added responsibility for the Company’s Human Resources, Information Technology, Global Services, Facilities, and Corporate Communications functions. In recognition of this broader role, the Committee approved a base salary increase of 15.7% and an increase in STIP target opportunity from 65% to 70% of base salary for Mr. Quigley.

The compensation changes for Ms. Carroll and Mr. Quigley were effective April 6, 2015.

In August 2015, the Committee conducted its annual review of base salaries of the Senior Officers, including Named Executive Officers, and considered the recommendation of management that the Senior Officers not receive base salary increases at this time. The Committee supported this recommendation and did not provide the Senior Officers with salary increases during the annual total compensation review process in 2015.

In consideration of the factors noted above, the following base salaries for the Named Executive Officers were approved by the Committee in 2015:

Named Executive Officer	2014 Base Salary	2015 Base Salary	Adjustment %
Carl T . Camden	$1,000,000	$1,000,000	0.0%
George S. Corona	$655,000	$655,000	0.0%
Peter W. Quigley	$432,000	$500,000	15.7%
Olivier G. Thirot	$445,629	$490,192	10.0%
Teresa S. Carroll	$432,000	$500,000	15.7%

Note:

•	Mr. Thirot’s compensation has been converted from Swiss Francs (CHF) to U.S. Dollars (USD) using the Company’s budgeted currency exchange rate of 1.0869 in effect for 2015.

•	Amounts represent base salaries in effect on December 31 of each applicable year.

•

For Messrs. Thirot and Quigley, and Ms. Carroll, the actual salary received, as shown in the 2015 Summary Compensation table of this Proxy Statement, reflects the base salary rates in effect during each of the periods of time before and after the effective date of changes made to their salaries in 2015.

Annual Cash Incentive

The Committee believes that the Named Executive Officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP is designed to encourage executives to meet the Company’s short-term goals that align with overall corporate strategy and improve shareholder value.

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity and other considerations. STIP payments for all participants are capped at 200% of the target incentive award opportunity. In August 2015, the Committee reviewed the target incentive opportunity for each of the Named Executive Officers and found that all were appropriately positioned relative to the Market Data.

The following table shows the 2014 and 2015 STIP target opportunities, as a percent of base salary, for our Named Executive Officers:

Named Executive Officer	2014 STIP Target %	2015 STIP Target %
Carl T. Camden	130%	130%
George S. Corona	90%	90%
Peter W. Quigley	65%	70%
Olivier G. Thirot	40%	65%
Teresa S. Carroll	65%	70%

Notes:

•	Mr. Thirot’s incentive target was increased on an interim basis due to his appointment to acting CFO effective March 16, 2015.

•	The incentive targets for Mr. Quigley and Ms. Carroll were increased effective April 6, 2015 as a result of the additional responsibilities each took on with their promotions.

In the months leading up to year end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2015, and as part of the incentive plan redesign, the Committee approved the use of multiple performance measures to comprise the corporate component of the

STIP. The Committee selected multiple financial measures in the STIP that aligned to the business objectives and value creation, provided balance, ensured a stronger pay-performance linkage, and improved line of sight for Senior Officers, including the Named Executive Officers. Measures selected were: earnings from operations in order to maximize the Company’s earnings; return on sales in order to maximize margins from earnings; and the two strategic measures: gross profit for Americas – Commercial and gross profit for Global PT, both strategic measures were selected to maximize profitability (net of the cost of services) for these key businesses. Payout for threshold performance under the corporate component of STIP is 50% of an Executive Officer’s target payout, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the Executive Officers. Each additional performance increment above target earns prorated incentive payouts up to the maximum of 200% of target. The 2015 STIP design includes a ‘gatekeeper’ goal which must be achieved in order to earn a payout under any measure. The gatekeeper goal is earnings from operations with a required level of achievement of at least 60% of target.

Performance measures used for purposes of STIP are the same as defined in the Company’s GAAP financial statements, excluding special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, restructuring charges, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items. For the two strategic measures, constant currency (using the Company’s 2015 budgeted currency exchange rate) was used to determine values in establishing achievement of the incentive plan goals for 2015.

In February 2015, the Committee approved management’s recommendation for threshold, target, and maximum performance goal levels for the 2015 STIP. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; target goals were set at the budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payouts was warranted. The goals at threshold, target, and maximum for the 2015 STIP, as well as resulting performance for each measure of the corporate component were as follows:

$ in millions

		2015 Performance Goals				Weighted
Corporate Component Performance Measures	Weighting	Threshold	Target	Maximum	2015 Actual Results	2015 Payout (% of Target)
Earnings from Operations	33.3%	$53.136	$66.420	$92.988	$70.759 (1)	38.7%
Return on Sales	33.3%	0.900%	1.100%	1.500%	1.280%	48.3%
Gross Profit $ - Americas Staffing - Commercial	16.7%	$366.273	$406.970	$488.364	$408.543	17.0%
Gross Profit $ - Global Professional & Technical (PT)	16.7%	$205.170	$227.966	$273.559	$221.660	14.4%
	100%					118.4%

(1)	As adjusted for unusual items.

Messrs. Camden, Corona, Quigley, and Thirot’s STIP opportunity was based 100% upon the performance measures of the corporate component, as shown above.

Ms. Carroll’s STIP opportunity was based 30% on the corporate component measures and 70% on the business unit measures for which she is accountable. Payout results for Ms. Carroll reflect lower than anticipated gross profit results, due largely to volume contraction and margin decline in the Recruitment Process Outsourcing (“RPO”) business, which was due in part to customers in the oil and gas industry who were significantly impacted by the falling price of oil. Performance results for each of Ms. Carroll’s business unit measures are as follows:

$ in millions

		2015 Performance Goals				Weighted
Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2015 Actual Results	2015 Payout (% of Target)
Corporate Component Performance Measures	30.0%		see details above			35.5%
Americas SAO + Global OCG Gross Profit $	35.0%	$327.724	$364.138	$455.173	$336.200	7.0%
Americas SAO + Global OCG Contribution	35.0%	$56.494	$70.617	$105.926	$67.678	26.3%
	100%					68.8%

Under the terms of the STIP, the Committee retains the right in its discretion to reduce a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for Named Executive Officers (though the Committee may approve a special bonus for Named Executives Officers on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP). Any awards made under the STIP are subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy.

Based on these performance results, at its February 17, 2016 meeting, the Committee reviewed and approved payments to the Named Executive Officers in accordance with the STIP provisions as follows:

Named Executive Officer	2015 Base Salary Earnings	2015 STIP Target % of Salary	2015 Payout as a Percentage of Target	2015 STIP Payout
Carl T. Camden	$1,000,000	130%	118.4%	$1,539,200
George S. Corona	$655,000	90%	118.4%	$697,968
Peter W. Quigley	$482,227	65%/70%	118.4%	$392,921
Olivier G. Thirot	$481,034	40%/65%	118.4%	$342,722
Teresa S. Carroll	$482,227	65%/70%	68.8%	$228,220

Notes:

•	Mr. Thirot’s compensation has been converted from Swiss Francs (CHF) to U.S. Dollars (USD) using the Company’s budgeted currency exchange rate of 1.0869 in effect for 2015.

Long-Term Incentives

The EIP provides for incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Such compensation is also intended to help the Company retain key employees, and it gives those employees shared financial interests with the Company’s shareholders that are believed to positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees. As described in the Executive Summary, the Committee approved a redesign of the Company’s long-term incentives for 2015 that included updated performance measures, a greater portion of performance-based compensation, and target opportunities for the Named Executive Officers that were set, on average, to near market competitive levels.

The Committee believes that compensation programs for the Company’s Senior Officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, the design of 2015 long-term incentives for Senior Officers, including the Named Executive Officers, was developed with grant levels based 75% on performance shares (at target) and 25% on restricted stock in order to create award opportunities that heavily emphasize performance. This was a significant design change from the prior long-term incentive awards that were weighted primarily on grants of restricted stock and, to a lesser extent, on a cash-based performance-based plan. The updated incentive mix emphasizes performance-contingent awards that are delivered through performance shares and places a reduced weighting on restricted shares.

In prior years, target long-term incentive opportunities for Senior Officers were generally below market median. The overall target number of shares granted to Senior Officers under the 2015 long-term incentive awards brought target total direct compensation opportunities, on average, to near market median levels. The target number of shares granted to each Senior Officer in 2015, including the Named Executive Officers, were based on an established value for each officer level. The number of target shares granted to each Named Executive Officer can be found in the “Grants of Plan-Based Awards” table, later in this document. The actual value realized for the grant will be based upon achievement of the performance measures of the performance share awards and the price of the Company’s stock.

Performance Shares

Performance shares provide Senior Officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established measures and goals. For 2015, the Committee selected the following equally weighted performance measures for the performance shares: return on gross profit in order to measure and drive expense efficiency; gross profit for the combined Outsourcing and Consulting Group (OCG) and PT businesses to maximize top-line profits (net of the cost of services) for these strategic focus businesses; and TSR relative to the S&P Small Cap 600 Index to drive TSR performance. The Committee believed that these performance measures were aligned with the business strategy and shareholder interests, and also provided balance with STIP measures across the strategic business objectives of the Company.

For the first grant of performance shares, the two financial measures, return on gross profit and gross profit for the OCG and PT businesses, were established with one-year performance goals for 2015. The Committee approved one-year measures for 2015 due to the challenges of establishing traditional three-year measures in an uncertain environment, with the expectation that the Company would set three-year goals in the future. Upon achievement of at least a threshold level of performance for either financial measure, shares would be contingently earned but would require an additional two years of continued employment before vesting in early 2018. The relative TSR measure of the performance shares is a three-year goal with vesting at the end of the 2015-2017 performance period, provided that a threshold level of performance for this measure is achieved. Performance awards were granted in 2015, contingent upon receiving shareholder approval of the updated EIP at the May 6, 2015 annual meeting, and such approval was received. The following table illustrates performance and vesting periods for each of the measures for the 2015 performance shares:

Measures	2015	2016	2017
• Return on Gross Profit • Gross Profit $: OCG + PT	One fiscal year Performance	Two additional years of vesting
• Relative TSR	Three-calendar year Performance Period

The following target number of performance shares were awarded for each performance measure to the Named Executive Officers in 2015:

Target Number of Performance Shares Awarded
	Financial Measures
Name	Return on Gross Profit	Gross Profit $: OCG + PT	Relative TSR	Total Number of Performance Shares @ Target
Carl T. Camden	40,000	40,000	40,000	120,000
George S. Corona	17,500	17,500	17,500	52,500
Peter W. Quigley	10,000	10,000	10,000	30,000
Olivier G. Thirot	5,000	5,000	5,000	15,000
Teresa S. Carroll	10,000	10,000	10,000	30,000

For achievement of threshold performance, 50% of target performance shares would be earned, for achievement of target performance, 100% of target performance shares would be earned and for achievement of maximum performance or higher, 200% of target performance shares would be earned under the 2015 long term incentive design. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; target goals were set at the budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payouts was warranted. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum.

Performance results for the two one-year financial measures of the 2015 performance shares were as follows:

	2015 Performance Goals
Financial Performance Measures	Threshold 50%	Target 100%	Maximum 200%	2015 Actual Results	Funding Level (as % of Target)
Return on Gross Profit	6.033%	6.733%	8.133%	7.703%	169.27%
Gross Profit $: OCG + PT	$363.799	$404.221	$485.066	$372.728	61.04%

As a result of the above level of achievement for the two 2015 financial goals, the Committee approved the following earned shares for each Named Executive Officer, contingent upon meeting the additional two-year vesting requirement. Illustrated below are the target number of shares and the number of shares contingently earned for each of the two financial measures:

	Financial Measure: Return on Gross Profit		Financial Measure: Gross Profit $: OCG + PT
	Payout as % of Target:	169.27%	Payout as % of Target:	61.04%	Total # of Shares Earned from
Name	Target # of Shares	# of Shares Earned	Target # of Shares	# of Shares Earned	Financial Measures
Carl T. Camden	40,000	67,709	40,000	24,418	92,127
George S. Corona	17,500	29,622	17,500	10,683	40,305
Peter W. Quigley	10,000	16,927	10,000	6,105	23,032
Olivier G. Thirot	5,000	8,464	5,000	3,052	11,516
Teresa S. Carroll	10,000	16,927	10,000	6,105	23,032

Shares that are subject to the relative TSR measure have a three-year performance period, 2015 – 2017. TSR combines share price appreciation plus the value of reinvested ex-date dividends and is expressed as a percentage. For the 2015 performance shares, TSR will be calculated based on the average adjusted closing stock price for the twenty consecutive trading days immediately prior to the beginning and end of the three-year measurement period, January 1, 2015 to December 31, 2017. Shares are earned based on the Company’s TSR at the end of the three-year performance period relative to that of the S&P Small Cap 600 Index. In order to encourage appreciation of the Company’s share price, the calculated award will be reduced by 50% if at the end of the performance period the Company’s TSR is negative, indicating it has dropped over the three-year period.

Performance awards are granted in the form of Performance Share Units (“PSUs”). Performance shares are not eligible for dividends or dividend equivalents. In the event of a Senior Officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, they will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service. In order to be eligible for a prorated award due to termination by the Company not for cause, a Senior Officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the Senior Officer prior to termination divided by 36. Any performance shares earned under any measure will vest in early 2018, following approval by the Committee.

Restricted Stock

Restricted stock is considered by the Committee to be an effective vehicle to support the Company’s long-term compensation objectives:

•	Alignment with shareholder interests;

•	Facilitate retention through an extended pro-rata vesting structure; and

•	Support meaningful stock ownership.

At its February 11, 2015 meeting, the Committee approved restricted stock grants for Senior Officers, including the Named Executive Officers, which vest ratably over four years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% of each Senior Officer’s target long-term incentive grant. The Company believes that restricted stock awards are an important component of total compensation for our Named Executive Officers and the four-year, pro-rata vesting feature supports the Company’s retention objective. Restricted stock awards are forfeited upon involuntary termination without cause and vesting is not accelerated in the case of a change in control. Restricted stock awards are prorated in the event of termination due to death or disability.

On an exception basis, the Committee has the authority to grant a restricted stock award with a vesting period of no less than twelve months. No special grants, outside of the long-term incentive awards granted to all Senior Officers, were made to any of the Named Executive Officers during 2015.

Long-Term Incentive for 2013-2015 and 2014-2016

The long-term incentive design that was used to grant awards in 2012, 2013, and 2014, was a performance-based long-term cash incentive plan for Senior Officers, including the Named Executive Officers, except for Mr. Thirot who was not a Senior Officer at the time these grants were made. The design provided for grants of cash-based performance awards that vested based upon achievement of specific Company performance measures over a three-year period. Specific performance goals for each grant were established by the Committee for each three-year performance period. During 2015, there were still two outstanding grants under this LTI design, the performance period covering fiscal years 2013 through 2015 and the performance period covering fiscal years 2014 through 2016. The measures for both performance periods included a balance of performance as measured by Cumulative After-Tax Earnings and Return on Sales (ROS) in the final year of the performance period, each weighted equally at 50%. A threshold level of performance must be attained on at least one measure in order to earn a payout under the plan. Award amounts earned are based on the level of achievement for each of the performance measures, as indicated in the following chart:

	Results as % of Target			Opportunity Per Participant by Performance Level (Cash Value)
	Cumulative After-Tax Earnings (weighted 50%)	Return on Sales (weighted 50%)	Payout as % of Target	CEO	COO	EVP	SVP
Threshold	60%		50%	$112,500	$87,500	$62,500	$37,500
Target	100%		100%	$225,000	$175,000	$125,000	$75,000
Maximum	120%		150%	$337,500	$262,500	$187,500	$112,500

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTI award based on individual performance. The Committee has no discretion to increase an LTI award for Named Executive Officers. LTI grants are designed to comply with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

After consideration of Company performance for 2015, the final fiscal year of the three-year 2013-2015 LTI performance period, and consistent with our pay for performance philosophy, the Committee determined that there would be no payout for this performance period as threshold performance was not achieved for either measure. Based on Company performance for the first two fiscal years of the three-year 2014-2016 LTI performance period, it is possible that a threshold level of performance could be achieved if the Company performs well on the LTI measures in 2016.

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”), a nonqualified retirement plan. The Named Executive Officers based in the U.S., other than those who are here on an international assignment, are eligible to participate in the MRP. The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Code. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the Named Executive Officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Mr. Thirot’s Retirement Benefits

As a resident of Switzerland, Mr. Thirot participates in the Swiss Social Insurance System (“Swiss System”) that provides retirement, disability, and death benefits. His retirement benefit includes contributions that he makes to the fund, as well as company contributions that are made to the fund on his behalf. Mr. Thirot does not participate in any U.S.-based retirement plans.

Health and Welfare Benefits

The health and welfare plans, including Company-provided life insurance, provided to the U.S. Named Executive Officers are the same plans available to all regular staff employees.

Mr. Thirot’s Health and Welfare Benefits

Mr. Thirot receives a health care allowance as part of his Swiss compensation that is intended to help defray the cost of obtaining health care coverage for himself and his family in Switzerland. Residents in Switzerland are required to carry health care coverage, however it is not common for Swiss companies to provide this benefit to their employees. The Company’s Swiss entity does not provide health care coverage to its employees. While on assignment in the U.S., Mr. Thirot pays employee premiums for health care coverage for himself and his dependents under an international plan established for employees who are on international assignments. Under the Swiss System, Mr. Thirot’s spouse is eligible to receive benefits in the event of his death from sickness or accident. He is not a participant in the U.S. life insurance program.

Perquisites

A modest level of perquisites is available to Named Executive Officers:

Perquisite	Benefit	Usage in 2015
Company Aircraft	To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft service is available. Senior Officer may utilize the aircraft service for business purposes. On rare occasions, an executive may use the aircraft service for personal non-business purposes.	No personal use of private aircraft by Named Executive Officers in 2015.
Executive Physical	To ensure Senior Officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior Officers also have the ability to use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those Senior Officers, expenses were processed through their employee health care coverage and not through the executive physical program.	Two Named Executive Officers utilized the executive physical program in 2015.
Vacation Facility	Two Company-owned condominiums are available on a limited basis to employees at the Vice President level and above.	Two Named Executive Officers used the vacation facility in 2015.

The aggregate amount of perquisites provided in 2015 for each of the Named Executive Officers, with the exception of Mr. Thirot, was less than $10,000.

Mr. Thirot is provided with certain benefits as a result of his international assignment. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table of this Proxy Statement and are explained in detail in the footnotes of that table.

Executive Severance Plan

In order to provide a mechanism to ensure retention of the Named Executive Officers, the Board of Directors, upon the recommendation of the Committee, adopted an Executive Severance Plan (the “Severance Plan”) in April 2006 for a limited number of Executive Officers. Of this original group of Executive Officers, only Mr. Camden and Mr. Corona remain as participants in the Severance Plan. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in the section Potential Payments Upon Termination. The Company does not provide other special benefits upon a change in control or upon termination following a change in control.

Under the terms of the Severance Plan covering the two eligible Named Executive Officers, each would be entitled to severance payments and benefits in the event that he experiences a “qualifying termination” (i.e., termination without cause by the Company or for good reason by the Named Executive Officer, each as is defined in the Severance Plan). In the event of a termination for any reason, eligible Named Executive Officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. The eligible Named Executive Officer would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the Potential Payments Upon Termination section of this Proxy Statement.

Mr. Thirot’s Severance Benefit

Under the terms of Mr. Thirot’s Swiss employment agreement, if he is terminated by the Company, other than for willful misconduct, he will be provided with either three months’ notice or three months of salary in lieu of notice, at the Company’s discretion.

Executive Compensation Governance

Stock Ownership and Retention Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with shareholders’ interests. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan (the “Stock Ownership Plan”) for Senior Officers. “Stock Ownership” is defined to include stock owned by the Senior Officer and immediate family members directly, the “net value” of any restricted stock awards not vested, and shares held in trust. Net value is defined as 60% of the restricted stock award. The minimum share ownership requirement for Senior Officers by title is as follows:

2015 Minimum Stock Ownership Requirements
Number of Shares
CEO	COO	EVP	SVP
70,000	50,000	30,000	10,000

The Stock Ownership Plan allows six years for Senior Officers to meet their stock ownership requirements. Upon achievement of the minimum share ownership requirement, all executives are required to retain ownership of 50% of the net value of all restricted stock awards granted in the future, in order to build stock ownership over time. Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Stock Ownership Plan. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within the specified time period, the Committee can eliminate or adjust the amount of any future equity awards. The Committee periodically reviews the Stock Ownership Plan requirements to ensure design is consistent with market practice.

As of January 3, 2016, all Named Executive Officers met their stock ownership requirement under the current requirements.

In consideration of the Company’s new LTI design that provides Senior Officers with the opportunity to earn a greater number of shares through the addition of performance share awards and to ensure guidelines are in line with current market practice and those of our peers, the Committee approved new executive stock ownership and retention requirements at its February 17, 2016 meeting. The new requirements are expressed as a multiple of base salary for each level of Senior Officer and more closely reflect current market practices, as determined by research performed by the Consultant.

2016 Minimum Stock Ownership Requirements
Multiple of Base Salary
CEO	COO/EVP	SVP
6x	3x	1.5x

Under the 2016 ownership requirements, Senior Officers will be required to hold all (100%) of the after-tax shares acquired upon equity award vesting until compliance with the requirements is achieved. Shares counted toward achievement of ownership requirements include: directly owned shares (including in retirement plans), shares held by family or trusts, 60% of unvested restricted stock, restricted stock units, and earned unvested performance shares, and earned and vested performance shares. Compliance with guidelines will continue to be assessed annually at the Committee’s February meeting. Although there is not a fixed compliance period, it is anticipated that new Senior Officers will likely reach the guidelines within five years from their start date.

Incentive Compensation Recovery (“Clawback”) Policy

To support the Company’s focus on compensation program governance, the Committee approved implementation of a Clawback Policy at its February 17, 2011 meeting. This policy applies to awards granted under STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported. If necessary, we plan to modify our policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), when the SEC or Nasdaq implements rules and regulations.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures as updated in July 2013, and reaffirmed in August 2015, provide that no Director or Officer of the Company shall engage in hedging, monetization, or other derivative transactions in securities of the Company without prior approval of the Corporate Secretary. This includes short sales, failing to deliver Company securities sold, put or call options, swaps, collars, forward sale contracts, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of nonperformance-based compensation that can be deducted for tax purposes for the CEO and the other three highest paid executives (excluding the CFO) listed in the Summary Compensation Table. However, tax deductibility is only one factor considered in any decision regarding executive compensation. In order to best serve the Company and the interests of its shareholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide rewards consistent with the overall philosophy and objectives of the compensation program.

Compensation Committee Report

Prior to and at its meeting held on March 22, 2016, the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation Committee of the Board of Directors.

B. JOSEPH WHITE, CHAIR ROBERT S. CUBBIN JANE E. DUTTON TERRENCE B. LARKIN LESLIE A. MURPHY DONALD R. PARFET

Summary Compensation Table 2015

As discussed previously, the “Stock Awards” amounts for 2015 reflect primarily performance-contingent award opportunities that are only earned if specific financial and relative TSR goals are achieved, whereas, the 2013 and 2014, “Stock Awards” were only subject to continued employment.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards (2)(3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (5)(6) ($)	Total ($)
Carl T. Camden	2015	1,000,000	-	2,651,200	-	1,539,200	-	139,237	5,329,637
President and Chief	2014	1,000,000	-	1,229,600	-	1,404,000	-	120,732	3,754,332
Executive Officer	2013	1,000,000	-	1,594,400	-	1,274,000	-	163,079	4,031,479

George S. Corona	2015	655,000	-	1,159,900	-	697,968	-	80,072	2,592,940
Executive Vice President	2014	655,000	-	768,500	-	636,700	-	75,782	2,135,982
and Chief Operating Officer	2013	640,000	-	996,500	-	564,500	-	80,642	2,281,642

Peter W. Quigley	2015	482,227	-	662,800	-	392,921	-	51,297	1,589,245
Senior Vice President, General	2014	419,250	-	308,700	-	294,300	-	38,006	1,060,256
Counsel, and Chief Administrative Officer	2013	403,750	-	378,600	-	257,200	-	39,500	1,079,050

Olivier G. Thirot (7)	2015	481,032	-	331,400	-	342,722	-	295,811	1,450,965
Senior Vice President and Chief Financial Officer

Teresa S. Carroll	2015	482,227	-	662,800	-	228,220	-	43,799	1,417,046
Senior Vice President and General Manager, Global Talent Solutions									-

Patricia A. Little	2015	120,625	-	828,500	-		-	30,297	979,422
Former Executive Vice President	2014	570,000	-	384,250	-	461,700	-	56,376	1,472,326
and Chief Financial Officer	2013	554,250	-	498,250	-	407,400	-	63,132	1,523,032

(1) Represents 2013, 2014 and 2015 actual base salary earnings.

(2) Grant date fair value is determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV is determined by the closing price on the date of grant. The MV for the Restricted Stock awards granted on February 11, 2015 is $17.65. The target Performance Share awards that are based on financial measures were valued using the closing stock price on the date of grant, May 6, 2015, discounted because these shares are not eligible for dividends, resulting in a value of $16.31. The target Performance Share awards that are based on the relative TSR measure were valued at $16.01 using a Monte Carlo valuation method, effective the date of grant, May 6, 2015. Please reference the Company’s 2015 10-K filing for details of the assumptions used in the Monte Carlo valuation. The MV for the Restricted Stock Awards granted to all named officers on October 1, 2014 is $15.37. The MV for the September 15, 2014 grant to Mr. Thirot is $17.03 and the grant to Mr. Quigley on November 10, 2014 is $15.63. The MV for the Restricted Stock Awards granted on January 4, 2013 to Mr. Quigley is $15.93 and to all Named Executive Officers on October 1, 2013 is $19.93.

(3) The maximum number of shares and award value for Performance Share awards for the 2015-2017 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value based on the values of $16.31 for Performance Share awards based on financial measures, and $16.01 for Performance Share awards based on the relative TSR measure, as explained in the previous footnote.

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares
Carl T. Camden	240,000	$3,890,400
George S. Corona	105,000	$1,702,050
Peter W. Quigley	60,000	$972,600
Olivier G. Thirot	30,000	$486,300
Teresa S. Carroll	60,000	$972,600
Patricia A. Little	75,000	$1,215,750

(4) 2015 Stock Awards granted to Ms. Little include the market values of both restricted shares and performance shares. Ms. Little forfeited these shares upon her termination.

(5) Amounts for Named Executive Officers (other than Mr. Thirot) include premiums paid for life insurance, dividends on unvested restricted shares, company matching contributions to the MRP, and Medicare tax gross-ups on those MRP contributions. (See table below.) No highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the Company’s tax-qualified retirement plan. Company contributions to the MRP include the Company match on participant deferrals as explained in the Retirement Benefits section of this document. The total value of perquisites provided to each Named Executive Officer (other than Mr. Thirot) in 2015 was less than $10,000 and, in accordance with reporting regulations, were not required to be included here.

Name	Group Term Life Premiums	Dividends on Restricted Shares	Company Matching Contributions	MRP Medicare Gross-ups	Total All Other Compensation
Carl T. Camden	$1,980	$41,125	$92,120	$4,012	$139,237
George S. Corona	$1,729	$24,375	$51,668	$2,300	$80,072
Peter W. Quigley	$1,140	$9,625	$38,826	$1,706	$51,297
Teresa S. Carroll	$1,140	$8,625	$32,607	$1,427	$43,799
Patricia A. Little	$382	$3,919	$24,945	$1,051	$30,297

(6) The amount reported for Mr. Thirot includes a representation allowance, a supplemental health care allowance, a supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll, dividend equivalents paid to Mr. Thirot during 2015, the incremental cost of his personal use of the Company-owned vacation property in 2015, the cost of his executive physical, and the following costs associated with his international assignment from Switzerland to the U.S.: housing allowance of $25,200, utilities allowance of $2,400, relocation counseling expense of $7,500, tax preparation fee of $500, tax gross-ups of $214,746, and home leave expense for Mr. Thirot and his family of $4,018.

Name	Represen- tation Allowance	Supplemental Health Care	Supplemental Pension Contributions	Dividend Equivalents on Restricted Share Units	Use of Vacation Property	Executive Physical	International Assignment Costs	Total All Other Compensation
Olivier G. Thirot	$19,564	$7,826	$7,670	$4,456	$456	$1,475	$254,364	$295,811

(7) Amounts reported for Mr.Thirot are converted from Swiss francs to U.S. dollars at an exchange rate of 1 CHF = 1.0869 USD. This is the rate used by the Company for budgeting purposes in 2015.

Grants of Plan-Based Awards 2015 (1)

Name	Grant Date (2)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (5) (#)	Grant Date Fair Value of Stock and Option Awards (6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Carl T. Camden	STIP		650,000	1,300,000	2,600,000
	5/6/2015	2/11/2015				60,000	120,000	240,000		1,945,200
	2/11/2015	2/11/2015							40,000	706,000
George S. Corona	STIP		294,750	589,500	1,179,000
	5/6/2015	2/11/2015				26,250	52,500	105,000		851,025
	2/11/2015	2/11/2015							17,500	308,875
Peter W. Quigley	STIP		165,929	331,859	663,718
	5/6/2015	2/11/2015				15,000	30,000	60,000		486,300
	2/11/2015	2/11/2015							10,000	176,500
Olivier G. Thirot	STIP		144,731	289,462	578,924
	5/6/2015	2/11/2015				7,500	15,000	30,000		243,150
	2/11/2015	2/11/2015							5,000	88,250
Teresa S. Carroll	STIP		96,239	331,859	663,718
	5/6/2015	2/11/2015				15,000	30,000	60,000		486,300
	2/11/2015	2/11/2015							10,000	176,500
Patricia A. Little (7)	STIP		217,125	434,250	868,500
	5/6/2015	2/11/2015				18,750	37,500	75,000		607,875
	2/11/2015	2/11/2015							12,500	220,625

(1) The Company did not grant stock options during the 2015 fiscal year. Accordingly, this column has been eliminated from the table.

(2) Long-Term incentive grants to Named Executive Officers, consisting of Restricted Shares and Performance Shares, were approved by the Committee at its February 11, 2015 meeting. The Performance Share awards were approved by the Committee, subject to shareholder approval of the EIP. Such approval was obtained at the Company’s Annual Meeting on May 6, 2015.

(3) Payout for threshold performance under the STIP is 50% of target opportunity for Messrs. Camden, Corona, Quigley, and Thirot. 2015 STIP payouts for each of these Named Executive Officers were based 100% on corporate measures and goals. Additional business unit measures are included in the 2015 STIP goals for Ms. Carroll, that have payouts for threshold performance equal to 20% of her target opportunity. Therefore, the weighted average payout for all measures at a threshold level of performance is equal to 29% of her target opportunity. For the corporate measures, each additional increment above the threshold earns prorated incentive payments up to the maximum as discussed in the Compensation Discussion and Analysis in the Annual Cash Incentive section. For Ms. Carroll’s business unit measures, there is no prorating between payout levels of the payout schedule. STIP maximum payout for all Named Executive Officers is 200% of target opportunity with an individual maximum payout of no more than $3,000,000 as required under the terms of the amended and restated STIP, effective February 12, 2015.

(4) Performance Shares granted in 2015 are earned based upon achievement of two financial measures and a relative TSR measure. These three measures are equally weighted. Achievement of a threshold level of performance on any measure results in 50% of the target shares being earned. Achievement of the maximum level of performance on any measure results in 200% of the target shares being earned by the Named Executive Officer.

(5) Restricted Stock Awards granted February 11, 2015 vest ratably on each of the first four anniversaries of the date of grant (25% per year).

(6) Grant date fair value is determined by multiplying the number of shares granted by the MV on the grant date. MV is determined by the closing price on the date of grant. The MV for the Restricted Stock awards granted on February 11, 2015 is $17.65. The target Performance Share awards that are based on financial measures were valued using the closing stock price on the date of grant, May 6, 2015, discounted because these shares are not eligible for dividends, resulting in a value of $16.31. The target Performance Share awards that are based on the relative TSR measure were valued at $16.01 using a Monte Carlo valuation method, effective the date of grant, May 6, 2015.

(7) Upon her termination of employment, Ms. Little forfeited all outstanding, unvested equity, including the grants of Restricted Shares and Performance shares made to her in 2015. In addition, no STIP payout was made to her for 2015, also due to her resignation.

Outstanding Equity Awards at Fiscal Year End 2015 (1)

		Stock Awards
Name	Grant Year	Number of Shares or Units of Stock That Have Not Vested (2) (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Carl T . Camden	2015	132,127	2,133,851	20,000	323,000
	2014	60,000	969,000
	2013	40,000	646,000
	2012	18,750	302,813

George S. Corona	2015	57,805	933,551	8,750	141,313
	2014	37,500	605,625
	2013	25,000	403,750
	2012	12,500	201,875

Peter W. Quigley	2015	33,032	533,467	5,000	80,750
	2014	11,250	181,688
	2013	10,000	161,500
	2012	3,750	60,563

Olivier G. Thirot	2015	16,516	266,733	2,500	40,375
	2014	12,750	205,913
	2013	650	10,498
	2012	800	12,920

Teresa S. Carroll	2015	33,032	533,467	5,000	80,750
	2014	11,250	181,688
	2013	7,500	121,125
	2012	5,000	80,750

(1) The Company did not grant stock options during the 2015 fiscal year. All previously outstanding granted stock options for the Named Executive Officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

(2) All outstanding restricted stock grants vest ratably over 4 years. The number of outstanding shares has been determined as of December 31, 2015.

(3) 2015 total includes performance shares earned based upon the level of achievement for both financial measures for 2015 as explained in the Long-Term Incentives section of this document.

(4) The market value is determined based on the closing market price of our common shares on the last trading day of the 2015 fiscal year, December 31, 2015 ($16.15).

(5) 2015 performance shares that are based upon achievement of the relative TSR measure, whose performance will not be known until early 2018 as explained in the Long-Term Incentives section of this Proxy Statement. Threshold levels are shown here.

Option Exercises and Stock Vested 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Carl T . Camden	-	-	73,750	1,096,588
George S. Corona	-	-	46,250	687,813
Peter W. Quigley	-	-	21,250	329,725
Olivier G. Thirot	-	-	5,650	82,667
Teresa S. Carroll	-	-	16,250	244,875

(1) Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2015

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
Carl T. Camden	184,240	92,120	(63,958)	0	4,129,957
George S. Corona	103,336	51,668	26,072	0	1,584,392
Peter W. Quigley	77,653	38,826	(1,823)	0	834,872
Teresa S. Carroll	65,215	32,607	(3,831)	18,570	1,180,579
Patricia A. Little	49,889	24,945	(22,054)	837,720	0

(1) Executives may defer a percentage of their base salary (up to 25%) and annual incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2) Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table.

(3) Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan and are not “above market”; therefore, they are not included in the Summary Compensation Table.

(4) Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant. Ms. Little received a lump sum distribution of her account balance following her separation of employment. Ms. Carroll received a scheduled in-service distribution from her account in 2015.

(5) Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2006-2015: Carl T. Camden ($2,140,867), George S. Corona ($929,481); named in the proxies for fiscal years 2013 - 2015: Peter W. Quigley ($298,280); reported for fiscal year 2015 only: Teresa S. Carroll ($97,822); named in the proxies for fiscal years 2008-2015, beginning with her hire in 2008: Patricia A. Little ($644,042).

Potential Payments Upon Termination 2015

Ms. Little terminated employment during the year and was not entitled to any additional benefits from the Company.

The following two tables include the eligible Named Executive Officers covered by the Executive Severance Plan, Messrs. Camden and Corona. The tables reflect different elements payable under the Severance Plan and their value if a Named Executive Officer, who is a party to the Severance Plan, would experience a qualifying termination on January 3, 2016, the last day of our fiscal year. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A. Messrs. Quigley and Thirot, and Ms. Carroll are not participants in the Executive Severance Plan. Severance benefits for Mr. Quigley and Ms. Carroll, if any, would be determined at the discretion of the Compensation Committee based upon the individual facts and circumstances at the time of their separation from the Company. Separation benefits for Mr. Thirot are defined in the terms of his Swiss employment agreement.

If the eligible Named Executive Officer experiences a qualifying termination under the Severance Plan, the Named Executive Officer would be entitled to a payment that is based on the target incentive amount established under the Company’s annual incentive plan for the year in which the Named Executive Officer’s termination occurs. This payment would be adjusted on a pro-rata basis according to the number of calendar days the eligible Named Executive Officer was actually employed during such plan year. The Named Executive Officer would not be eligible to receive a payment under the terms of the STIP for the year in which his/her termination occurs, or for a recently completed performance year if termination occurs before incentive payments are made, since a participant must be employed on the date the STIP award is paid following the completion of the performance period.

The eligible Named Executive Officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Severance Plan times the Named Executive Officer’s base salary. The table below indicates the applicable multiple for each Named Executive Officer. As identified in the table, certain Named Executive Officers would be eligible to receive incentive continuation payments. The combination of salary continuation (and incentive continuation if applicable) amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A. The Company would provide comparable medical, dental, vision, and hospitalization benefits to the eligible Named Executive Officer and his eligible dependents for the severance period, provided the Named Executive Officer continues to pay the applicable employee rate for such coverage.

The eligible Named Executive Officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible Named Executive Officers, as a condition to receiving payments under the Severance Plan, are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During this period, the eligible Named Executive Officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named Executive Officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company. Noncompliance may result in the loss of severance benefits.

As stated previously, other than the Severance Plan, the Company does not provide special protections or benefits upon a change in control or upon a termination following a change in control.

Executive Severance Plan Elements and Values

Name	Severance Plan Multiple (#)	Eligible for Pro-rata Target Incentive with Respect to Year of Termination	Eligible for Salary Continuation	Eligible for Incentive Continuation	Medical Plan Provided Continuation Period	Reimbursement of Professional Outplacement Services
Carl T. Camden	2	Yes	Yes	Yes	Yes	Yes
George S. Corona	1	Yes	Yes	No	Yes	Yes

Name	Value of Pro-rata Target Incentive with Respect to Year of Termination(1) ($)	Value of Salary Continuation(2) ($)	Value of Incentive Continuation(3) ($)	Value of Medical Plan Provided Continuation Period (4) ($)	Allowed Reimbursement of Professional Outplacement Services ($)	Total Company Severance Expense(5) ($)
Carl T. Camden	1,300,000	2,000,000	2,600,000	23,411	10,000	5,933,411
George S. Corona	589,500	655,000	0	11,148	10,000	1,265,648

(1) The Value of Pro-rata Target Incentive with Respect to Year of Termination represents the calculated target incentive for the Named Executive Officers if they had terminated on January 3, 2016. If the termination date is other than the last day of the Company’s fiscal year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(2) The Value of Salary Continuation is calculated by taking the annual salary times the relevant severance plan multiple according to the Severance Plan.

(3) The Value of Incentive Continuation is calculated by taking the annual target incentive times the relevant severance plan multiple according to the Severance Plan, for the Named Executive Officers to whom this element applies.

(4) The Value of Medical Plan Provided is calculated as the Company-paid portion of the Medical Plan cost, times the number of months eligible according to the Severance Plan. Costs include medical, dental and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Executive continues to make normal employee contributions during the severance period.

(5) Total Company Severance Expense is the sum of the Value of Pro-rata Target Incentive with Respect to Year of Termination, Salary Continuation, Incentive Continuation, Medical Plan Provided, and Allowed Reimbursement of Outplacement Services.

Mr. Thirot’s Severance Benefit

Under the terms of Mr. Thirot’s Swiss employment agreement, if he is terminated by the Company, other than for willful misconduct, he will be provided with either three months’ notice or three months of salary in lieu of notice, at the Company’s discretion. The table below shows the severance benefit if the Company elects to provide three months of salary in lieu of notice:

Name	Value of Three Months of Salary ($)
Olivier G. Thirot	122,548

Life Insurance Benefit

In the event of a U.S. Named Executive Officer’s death while employed, the Named Executive Officer’s beneficiary would receive a group-term life insurance benefit equal to the lesser of two times current base salary or $1.5 million. The amounts shown in the following table would have been payable under the Company-paid group term life plan if the named individuals had died on the last business day of the fiscal year. Mr. Thirot’s beneficiary is eligible to receive death benefits under the Swiss System, similar to other Swiss employees.

Name	Group Term Life Death Benefit ($)
Carl T. Camden	1,500,000
George S. Corona	1,310,000
Peter W. Quigley	864,000
Teresa S. Carroll	864,000

Treatment of Unvested Restricted Stock in the Event of Death or Disability

In the event of a Named Executive Officer’s termination of employment due to disability or death, the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro-rata settlement of unvested restricted stock outstanding at the time of termination. For each grant of restricted stock, the number of restricted shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. The value of this pro-rata settlement (assuming the December 31, 2015 stock value of $16.15) is shown in the table below.

Name	Value of Accelerated Restricted Stock ($)
Carl T. Camden	454,201
George S. Corona	263,391
Peter W. Quigley	115,909
Olivier G. Thirot	47,514
Teresa S. Carroll	116,006

Treatment of LTI Equity-Based Performance Awards in the Event of Death, Disability, Normal Retirement, or Termination Without Cause

In the event of a Named Executive Officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation Committee, the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro rata portion of the Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Amounts shown below are prorated for 2015 performance shares based on financial measures that were earned but not yet vested and a target level of performance shares that are based on the relative TSR measure, (assuming the December 31, 2015 stock value of $16.15).

Name	Value of Prorated Performance Equity Awards ($)
Carl T. Camden	711,282
George S. Corona	311,186
Peter W. Quigley	177,821
Olivier G. Thirot	88,910
Teresa S. Carroll	177,821

Treatment of LTI Cash-Based Performance Awards in the Event of Death, Disability, or Termination Without Cause

In the event of a Named Executive Officer’s termination of employment due to disability, death, or termination by the Company without Cause, at the end of the performance period the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro rata portion of the Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Based on Company performance for the three-year 2013-2015 LTI performance period, a threshold level of performance was not achieved for either measure. Based on the first two fiscal years of the three-year 2014-2016 LTI performance period, the Company believes there is a possibility that a threshold payout could be earned.

Name	Value of Prorated Performance Cash Awards ($)
Carl T. Camden	75,000
George S. Corona	58,333
Peter W. Quigley	25,000
Teresa S. Carroll	25,000

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

At its February 17, 2016 meeting, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending January 1, 2017. The Board of Directors seeks ratification of the appointment. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. As in prior years, representatives of that firm are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Duties

Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to the operating effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

Service Fees Paid to PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm

	2015 ($)	2014 ($)
Audit Fees	3,190,568	3,203,526
Audit Related Fees	57,431	—
Tax Fees	298,000	—
All Other Fees	1,800	1,800
Total	3,547,799	3,205,326

Audit Fees: Services rendered during the years ended January 3, 2016 and December 28, 2014 were for the audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consents, and assistance with review of documents filed with the SEC.

Audit Related Fees: For 2015, $57,431 represented services related to technical assistance with new accounting standards and services associated with international regulatory reporting.

Tax Fees: For 2015, $298,000 represented services related to tax and transfer pricing consulting.

All Other Fees: For 2015 and 2014, $1,800 (each year) represented services related to accounting research tools.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company. In conjunction with the pre-approval, the Audit Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended January 3, 2016, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PwC, the matters required to be discussed by the statement on PCAOB AU Section 380 Communication With Audit Committees; and

(3) has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 17, 2016 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended January 3, 2016 filed with the SEC. The Board approved this inclusion.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR

ROBERT S. CUBBIN

TERRENCE B. LARKIN

CONRAD L. MALLETT, JR.

DONALD R. PARFET

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1.	Election of directors of the Company, to serve for one-year terms expiring 2017, and until their respective successors shall be elected and shall qualify.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - T.E. Adderley	☐	☐	02 - C.M. Adderley	☐	☐	03 - C.T. Camden	☐	☐

	04 - R.S. Cubbin	☐	☐	05 - J.E. Dutton	☐	☐	06 - T.B. Larkin	☐	☐

	07 - C.L. Mallett, Jr.	☐	☐	08 - L.A. Murphy	☐	☐	09 - D.R. Parfet	☐	☐

	10 - H. Takahashi	☐	☐	11 - B.J. White	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	3.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2016 fiscal year.	☐	☐	☐

4.	Transacting any other business as may properly come before the meeting or any postponement or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X	+

029LFA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2015 Annual Report to stockholders are available at:

www.edocumentview.com/kelyb

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Kelly Services, Inc.

999 West Big Beaver Road

Annual Meeting of Stockholders - May 11, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby names, constitutes and appoints George S. Corona and Peter W. Quigley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 11, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

Electronic Voting Instructions Available 24 hours a day, 7 days a week. Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 10, 2016.
Vote by Internet
• Go to www.envisionreports.com/kelyb
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1.	Election of directors of the Company, to serve for one-year terms expiring 2017, and until their respective successors shall be elected and shall qualify.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - T.E. Adderley	☐	☐	02 - C.M. Adderley	☐	☐	03 - C.T. Camden	☐	☐

	04 - R.S. Cubbin	☐	☐	05 - J.E. Dutton	☐	☐	06 - T.B. Larkin	☐	☐

	07 - C.L. Mallett, Jr.	☐	☐	08 - L.A. Murphy	☐	☐	09 - D.R. Parfet	☐	☐

	10 - H. Takahashi	.☐	☐	11 - B.J. White	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	3.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2016 fiscal year.	☐	☐	☐
4.	Transacting any other business as may properly come before the meeting or any postponement or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	1 U P X	+

029LEA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2015 Annual Report to stockholders are available at:

www.envisionreports.com/kelyb

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — Kelly Services, Inc.

999 West Big Beaver Road

Annual Meeting of Stockholders - May 11, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby names, constitutes and appoints George S. Corona and Peter W. Quigley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 11, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+